UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CLARUS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CLARUS CORPORATION

2084 East 3900 South

Salt Lake City, UT 84124

April 26, 2022

To Our Stockholders:

On behalf of the Board of Directors of Clarus Corporation, I cordially invite you to participate in the Annual Meeting of Stockholders to be held on June 1, 2022, at 10:00 a.m., Eastern Time. The annual meeting will be a virtual meeting of stockholders, which will be conducted in a virtual-only meeting format via live webcast. Information on how to participate in this year’s annual meeting can be found on page 39. Stockholders will NOT be able to attend the Annual Meeting in-person.

The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented.

The Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.claruscorp.com.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY, I URGE YOU TO VOTE BY RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED. RETURNING YOUR COMPLETED PROXY CARD OR VOTING VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU LATER DECIDE NOT TO PARTICIPATE IN THE ANNUAL MEETING VIRTUALLY.

Cordially,

CLARUS CORPORATION

Warren B. Kanders
Executive Chairman of the
Board of Directors

CLARUS CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held on June 1, 2022

To Our Stockholders:

You are cordially invited to participate in the Annual Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Clarus Corporation (the “Company” or “Clarus”), which will be held on June 1, 2022, at 10:00 a.m., Eastern Time, in a virtual-only meeting format via live webcast, for the following purposes:

1.       To elect the six nominees named in the accompanying Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.       To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2); and

3.       To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

Stockholders of record at the close of business on April 18, 2022, are entitled to notice of and to vote at the Meeting.

Due to the continued public health concerns relating to the COVID-19 pandemic and our concerns about protecting the health and well-being of our stockholders and employees, the Board of Directors has determined to convene and conduct the Meeting, in a virtual-only meeting format via live webcast at https://web.lumiagm.com/ 222914121. Stockholders will NOT be able to attend the annual meeting in-person. Information on how to participate in this year’s virtual-only meeting can be found on page 39.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 1, 2022: This Proxy Statement and form of proxy card, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, are available at www.claruscorp.com.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card, TO ENSURE THAT YOUR VOTE IS COUNTED.

By Order of the Board of Directors

Aaron J. Kuehne
Secretary

April 26, 2022

CLARUS CORPORATION

2084 East 3900 South

Salt Lake City, UT 84124

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON

JUNE 1, 2022

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy card (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.0001 per share, of Clarus Corporation, a Delaware corporation (which is sometimes referred to in this Proxy Statement as “Clarus,” the “Company,” “we,” “our” or “us”), in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 1, 2022, at 10:00 a.m., Eastern Time, and at any adjournments or postponements thereof (the “Meeting”). The Meeting will be a virtual-only meeting of stockholders, which will be conducted via live webcast. Information on how to participate in this year’s Meeting can be found on page 39. This Proxy Statement and the Proxy Card are first being sent to stockholders on or about May 3, 2022.

At the Meeting, stockholders will be asked:

1.       To elect the six nominees named in this Proxy Statement to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.      To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2); and

3.       To transact such other business as may properly come before the Meeting, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matters presented at the Meeting.

The Board of Directors has fixed the close of business on April 18, 2022, as the record date for the determination of stockholders entitled to notice of and to vote for the matters presented at the Meeting. Each such stockholder will be entitled to one vote for each share of common stock held on all matters to come before the Meeting and may vote by (a) visiting the Internet site listed on the Proxy Card, or (b) submitting your Proxy Card by mail by using the provided self-addressed, stamped envelope. Voting via the Internet or submitting a Proxy Card will not prevent you from voting virtually at the Meeting, but it will help to secure a quorum and avoid added solicitation costs.

Proxies and Voting

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiagm.com/222914121 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy to vote your shares will not prevent you from revoking a previously submitted proxy or changing your vote as described below.

Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, the shares will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

Voting

Most beneficial owners whose stock is held in street name do not receive the Proxy Card. Instead, they receive voting instruction forms or proxy ballots from their bank, broker or other agent. Beneficial owners should follow the instructions on the voter instruction form or proxy ballot they receive from their bank, broker or other agent.

Our Board of Directors has selected each of Warren B. Kanders and Nicholas Sokolow to serve as “Proxyholders” for the Meeting.

Revocation of Proxy

A stockholder who so desires may change or revoke its previously submitted vote at any time before the Meeting by: (i) delivering written notice to us at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, c/o Aaron J. Kuehne, Executive Vice President, Chief Operating Officer, Secretary and Treasurer; (ii) duly executing and delivering a Proxy Card bearing a later date; or (iii) by voting again by Internet voting options described in this Proxy Statement and the Proxy Card. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. Participation in the virtual-only Meeting will not in and of itself constitute a revocation of a proxy.

Voting on Other Matters

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed Proxy Card or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Shares Outstanding and Entitled to Vote

Only stockholders as of the close of business on April 18, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 37,224,109 shares of our common stock outstanding and entitled to vote, with each share entitled to one vote. See “Beneficial Ownership of Company Common Stock By Directors, Officers and Principal Stockholders” for information regarding the beneficial ownership of our common stock by our current directors, executive officers and stockholders known to us to beneficially own five percent (5%) or more of our common stock.

Quorum; Required Votes

The presence, virtually or by duly authorized proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for this Meeting.

Abstentions and “broker non-votes” are counted as present for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee such as a bank, broker or other agent holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner.

Under the rules of various national and regional securities exchanges, nominees have such discretion to vote absent instructions with respect to certain “routine” matters, such as Proposal 2, the ratification of independent auditors, but not with respect to matters that are considered “non-routine,” such as the election of directors. Accordingly, without voting instructions from you, your broker will not be able to vote your shares on Proposal 1, which is a non-routine matter.

Each share of Clarus’ common stock entitles the holder to one vote on each matter presented for stockholder action.  The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election of the six nominees named in this Proxy Statement (Proposal 1). The affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022 (Proposal 2).

Since the affirmative vote of a plurality of votes cast virtually at the Meeting or represented by proxy at the Meeting is required for Proposal 1, abstentions and “broker non-votes” will have no effect on the outcome of such election. Since the affirmative vote of a majority of the shares of common stock present virtually at the Meeting or represented by proxy at the Meeting is necessary for the approval of Proposal 2, abstentions will have the same effect as a negative vote, but “broker non-votes” will have no effect on the outcome of the voting for Proposal 2.

An inspector of elections appointed by us will tabulate votes at the Meeting.

Proxy Solicitation; Expenses

Clarus will bear the costs of the solicitation of proxies for the Meeting. Our directors, officers and employees may solicit proxies from stockholders by mail, telephone, telegram, e-mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of our common stock held of record by them and such parties will be reimbursed for their reasonable expenses.

List of Stockholders

In accordance with the Delaware General Corporation Law (the “DGCL”), a list of stockholders entitled to vote at the Meeting will be available for ten days prior to the Meeting, for any purpose germane to the Meeting, between the hours of 10:00 a.m. and 5:00 p.m., local time, at our offices at 2084 East 3900 South, Salt Lake City, UT 84124.

Voting Confidentiality

Proxy Cards, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed to unrelated third parties except as required by law.

Appraisal Rights

Stockholders will have no rights of appraisal under the DGCL in connection with the proposals to be considered at the Meeting.

IT IS DESIRABLE THAT AS LARGE A PROPORTION AS POSSIBLE OF THE STOCKHOLDERS’ INTERESTS BE REPRESENTED AT THE MEETING. THEREFORE, EVEN IF YOU INTEND TO BE PRESENT VIRTUALLY AT THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD OR VOTE VIA THE INTERNET AS described in THIS Proxy Statement and THE proxy card TO ENSURE THAT YOUR STOCK WILL BE REPRESENTED. YOUR ParticipatiION in the Virtual-only meeting will not in and of itself constitute a revocation of YOUR PRIOR VOTE.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY

DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of April 18, 2022, certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own or control five percent (5%) or more of our common stock, (ii) each of our current directors and nominees, (iii) each of our current “Named Executive Officers” (as defined in Item 402(a)(3) of Regulation S-K) set forth in the summary compensation table on page 23 and (iv) our current Named Executive Officers and directors and nominees as a group. Unless otherwise indicated, each person named in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership percentages set forth in the table below are based on approximately 37,224,109 shares of common stock issued and outstanding as of April 18, 2022.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 18, 2022, shares of common stock subject to warrants and shares of restricted stock that vest within 60 days of April 18, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock.

Name	Common Stock Beneficially Owned (1)		Percentage (%) of Common Stock (2)
Five Percent Holders:
TT Investimentos Ltda	3,453,512	(3)	9.3

Brown Advisory Incorporated	3,098,941	(4)	8.3

Greenhouse Funds LLLP	2,606,621	(5)	7.0

Cropley Nominees Pty Ltd	2,315,121	(6)	6.2

Directors and Named Executive Officers:
Warren B. Kanders	6,551,235	(7)	17.3

Nicholas Sokolow	780,527	(8)	2.1

Donald L. House	430,000	(9)	1.1

Michael A. Henning	235,000	(10)	*

Susan Ottmann	15,000	(11)	*

James E. Walker III	0		*

John C. Walbrecht	701,840	(12)	1.9

Aaron J. Kuehne	853,656	(13)	2.2

Michael J. Yates	0	(14)	*

All current directors, nominees and named executive officers as a group (9 persons)	9,567,258	(15)	24.1

* Denotes less than one percent.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares within 60 days of April 18, 2022, (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security.

(2)	Applicable percentage of beneficial ownership is based on 37,224,109 shares of our common stock outstanding as of April 18, 2022.

(3)	Based solely on a Schedule 13G filed with the SEC on October 27, 2021 filed on behalf of TT Investimentos Ltda, a Brazilian sociedad limitada (“TT Investimentos”), TT Global Equities, a fund duly registered in the Cayman Islands, and a Cayman Islands entity (“TT Global Equities”), Rocinante Fund, a fund duly registered in the Cayman Islands, and a Cayman Islands entity, (“Rocinante Fund”), and Mr. Antonio Fraga Baer Bahia, the principal of TT Investimentos. In such filing, TT Investimentos and Antonio Fraga Baer Bahía list their respective address as Av General San Matin 1002 Sl 301b, Lebon, Rio de Jainero, RJ, Brazil, and indicate that, as of October 27, 2021, TT Investimentos as the investment advisor to the accounts of certain private funds and managed accounts (collectively, the “TT Investimentos Accounts”) may direct the vote and disposition of the 3,453,512 shares of common stock held by the TT Investimentos Accounts, as well as of TT Global Equities and the Rocinante Fund. Antonio Fraga Baer Bahía, as the principal of TT Investimentos, may direct the vote and disposition of the 3,453,512 shares of common stock held by the TT Investimentos Accounts.

(4)	Based solely on a Schedule 13G filed with the SEC on February 4, 2022, by Brown Advisory Incorporated on its own behalf and on behalf of certain of its subsidiaries. In such filing, Brown Advisory Incorporated and its subsidiaries list their address as 901 South Bond Street, Suite 400, Baltimore, MD 21231, and indicate that, as of December 31, 2021, Brown Advisory Incorporated and its subsidiaries had sole voting power with respect to 2,683,378 shares of common stock, and that Brown Advisory Incorporated and its subsidiaries did not have shared voting power or sole dispositive power with respect to any shares of common stock and had shared dispositive power with respect to 3,098,941 shares of common stock.

(5)

Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by Greenhouse Funds LLLP, Greenhouse GP LLC and Joseph Milano (collectively, the “Greenhouse Parties”). In such filing, the Greenhouse Parties list their address as 650 S. Exeter St., Suite 1080, Baltimore, MD 21202, and indicate that, as of December 31, 2021, they did not have sole voting or dispositive power with respect to any shares of common stock and had shared voting and dispositive power with respect to 2,606,621 shares of common stock. Each of Greenhouse GP LLC and Joseph Milano has beneficial ownership of the shares held by Greenhouse Funds LLLP by virtue of their respective roles as a control person of Greenhouse Funds LLLP.

(6)

Based solely on a Schedule 13G filed with the SEC on July 12, 2021 by Cropley Nominees Pty Ltd, Cropley Family Trust and Richard Oswald Cropley (the “Cropley Parties”). In such filing, Cropley Nominees Pty Ltd and Cropley Family Trust list their address as 22 Hanson Place Eastern Creek, NSW 2766, Australia and Mr. Cropley listed his address as 1 Government Road, Mosman, NSW 2088, Australia. As of July 1, 2021, the Cropley Parties had shared voting and dispositive power with respect to 2,315,121 shares of common stock. Richard Oswald Cropley, the sole director of Cropley Nominees Pty Ltd, holds the voting and dispositive power with respect to the shares of common stock held by Cropley Nominees Pty Ltd, in its capacity as trustee of the Cropley Family Trust.

(7)	Includes (i) Mr. Kanders’ options to purchase 635,333 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022; (ii) 2,028,464 shares of common stock held by Kanders GMP Holdings, LLC, of which Mr. Kanders is a majority member and a trustee of the manager; (iii) 10,851 shares of common stock that Mr. Kanders may be deemed to beneficially own as UTMA custodian for his children; (iv) 125,222 shares of common stock held by Mr. Kanders’ spouse in a UTA Trust Account of which Mr. Kanders is the sole trustee; (v) 8,916 shares of common stock that Mr. Kanders may be deemed to beneficially own as joint tenancy with rights of survivorship; and (vi) 100,444 shares of common stock that are beneficially owned by Mr. Kanders’ spouse. Of the 5,915,902 shares of common stock included in Mr. Kanders’ beneficial ownership, 4,840,971 shares are hypothecated and/or pledged as security for loans from financial institutions. Excludes (i) options to purchase 270,664 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022; (ii) stock award of 233,333 shares of restricted common stock granted on January 7, 2019 under the Company’s 2015 Stock Incentive Plan of which (A) 116,667 shares of the Company’s common stock shall vest on January 28, 2023; and (B) 116,666 shares of the Company’s common stock shall vest on January 28, 2024, (iii) a stock award of 500,000 shares of restricted common stock granted to Mr. Kanders on May 28, 2021 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before May 28, 2024, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days; and (iv) a stock award of 500,000 shares of restricted common stock granted to Mr. Kanders on May March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days. The business address for Kanders GMP Holdings, LLC is 250 Royal Palm Way, Suite 201, Palm Beach, FL 33480.

(8)	Includes (i) Mr. Sokolow’s options to purchase 182,500 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022; (ii) 35,000 shares of common stock held by Korsak Holdings, LLC, a limited liability company of which Mr. Sokolow is the general manager; (iii) 379,244 shares of common stock held by ST Investors Fund, LLC, a limited liability company of which Mr. Sokolow is the general manager; and (iv) 83,293 shares of common stock held by Madetys Investments, LLC, a limited liability company of which Mr. Sokolow is the general manager. The business address for each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC is 6020 Shore Boulevard South, Suite 801, Gulfport, FL 33707. Mr. Sokolow disclaims beneficial ownership of the shares of common stock owned by each of ST Investors, LLC, Korsak Holdings, LLC and Madetys Investments LLC, except to the extent of his pecuniary interest in such shares of common stock. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022.

(9)	Includes Mr. House’s options to purchase 280,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022.

(10)	Includes Mr. Henning’s options to purchase 92,500 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022. Excludes options to purchase 20,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022.

(11)	Includes Ms. Ottmann’s options to purchase 15,000 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022.

(12)	Includes Mr. Walbrecht’s options to purchase 533,334 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022. Excludes (i) Mr. Walbrecht’s options to purchase 366,666 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022; (ii) stock award of 112,500 shares of restricted common stock granted on January 7, 2019 under the Company’s 2015 Stock Incentive Plan of which (A) 37,500 shares of the Company’s common stock shall vest on each of January 28, 2023, January 28, 2024 and January 28, 2025; and (iii) a stock award of 100,000 shares of restricted common stock granted to Mr. Walbrecht on March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days.

(13)	Includes Mr. Kuehne’s options to purchase 762,500 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022. Excludes (i) Mr. Kuehne’s options to purchase 300,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022; and (ii) a stock award of 100,000 shares of restricted common stock granted to Mr. Kuehne on March 4, 2022 under the Company’s 2015 Stock Incentive Plan all of which shall vest if on or before March 4, 2032, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days.

(14)	Excludes Mr. Yate’s options to purchase 30,000 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022.
(15)	Includes options to purchase 2,501,167 shares of common stock that are presently exercisable or exercisable within 60 days of April 18, 2022. Excludes (i) options to purchase 1,027,330 shares of common stock that are not presently exercisable and not exercisable within 60 days of April 18, 2022; and (ii) 1,545,833 shares of restricted common stock that are not presently vested and will not vest within 60 days of April 18, 2022.

We are not aware of any material proceedings to which any of our directors, nominees for director, executive officers, affiliates of the foregoing persons or any security holder, including any owner of record or beneficially of more than five percent (5%) of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws provide that our Board of Directors will consist of not less than three, nor more than seven members, with such number to be fixed by the Board of Directors. The current number of directors has been fixed at six by the Board of Directors. Our Nominating/Corporate Governance Committee and our Board of Directors have selected the six nominees for directors that are listed in this Proxy Statement for election at the Meeting.

Our directors are elected annually at the Annual Meeting of Stockholders. Their respective terms of office will continue until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified in accordance with our Bylaws. There are no family relationships among any of our directors, nominees for director or executive officers.

Except as otherwise specified or in the case of broker non-votes, each Proxy Card received will be voted for the election of the six nominees for director named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. Each of the nominees named below has been nominated by the Nominating/Corporate Governance Committee of the Board of Directors and has consented to be named a nominee in this Proxy Statement and to serve as a director, if elected. Should any nominee become unable or unwilling to accept a nomination for election, the persons named in the enclosed Proxy Card will vote for the election of a nominee designated by the Board of Directors or will vote for such lesser number of directors as may be prescribed by the Board of Directors in accordance with our Bylaws.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Nominating/Corporate Governance Committee and the Board of Directors focused primarily on the information discussed in each of the nominee’s individual biographies set forth below, which contains information regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years.

The age and principal occupation of each person nominated as a director is set forth below:

Warren B. Kanders, 64, our Executive Chairman, has served as one of our directors since June 2002 and as Executive Chairman of our Board of Directors since December 2002. Since 1990, Mr. Kanders has served as the President of Kanders & Company, Inc., a private investment firm principally owned and controlled by Mr. Kanders, which makes investments in and provides consulting services to public and private entities. Since April 2012, Mr. Kanders has served as the Chief Executive Officer and a member of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a manufacturer and distributer of safety and survivability equipment for first responders. From January 1996 until its sale to BAE Systems plc (“BAE Systems”) on July 31, 2007, Mr. Kanders served as the Chairman of the Board of Directors, and from April 2003 as the Chief Executive Officer, of Armor Holdings, Inc. (“Armor Holdings”), formerly a New York Stock Exchange-listed company and a manufacturer and supplier of military vehicles, armored vehicles, and safety and survivability products and systems to the aerospace and defense, public safety, homeland security, and commercial markets. Mr. Kanders received an A.B. degree in Economics from Brown University. Based upon Mr. Kanders’ role as Executive Chairman of the Company, service as a chairman and a director of a wide range of other public companies, financial background and education, as well as his extensive investment, capital raising, acquisition and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a Board member of the Company.

Donald L. House, 80, has served as one of our directors since January 1993. Mr. House served as Chairman of our Board of Directors from January 1994 until December 1997 and as our President from January 1993 until December 1993. Mr. House is currently a private investor, and in the past, he has served on a number of Boards of Directors of public and private companies, including a position as a member of the Board of Directors of Carreker Corporation from May 1998 until March 2007, and as Chairman of Version One, Inc. from January 2003 until August 2017. Mr. House graduated with B.S. and M.S. degrees from the Georgia Institute of Technology. Based upon Mr. House’s role as the Chairman of the Compensation Committee of the Company’s Board of Directors, prior experience as a chairman and an executive officer of companies in a variety of industries, financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. House has the requisite set of skills to serve as a Board or Board committee member of the Company.

Nicholas Sokolow, 72, has served as one of our directors since June 2002, and has been designated as the “lead independent director” of the Company’s Board of Directors since June 2016. Since April 2012, Mr. Sokolow has served as a member of the Board of Directors of Cadre Holdings, Inc., a company listed on the New York Stock Exchange since the closing of its initial public offering in November 2021, and a manufacturer and distributer of safety and survivability equipment for first responders. From January 1996 until its sale to BAE Systems on July 31, 2007, Mr. Sokolow served as a member of the Board of Directors of Armor Holdings. Mr. Sokolow served as a member of the Board of Directors of Stamford Industrial Group, Inc. from October 2006 until September 2009. From 2007 until December 31, 2014, Mr. Sokolow practiced law at the firm of Lebow & Sokolow LLP. From 1994 to 2007, Mr. Sokolow was a partner at the law firm of Sokolow, Carreras & Partners. From June 1973 until October 1994, Mr. Sokolow was an associate and partner at the law firm of Coudert Brothers. Mr. Sokolow graduated with Economics and Finance degrees from the Institut D’Etudes Politiques, a Law degree from the Faculte de Droit and a Masters of Comparative Law degree from the University of Michigan. Mr. Sokolow is also an honorary member of the French Bar. Based upon Mr. Sokolow’s role as the Chairman of the Nominating/Corporate Governance Committee of the Company’s Board of Directors, education, legal background involving mergers and acquisitions, corporate governance expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Sokolow has the requisite set of skills to serve as a Board or Board committee member of the Company.

Michael A. Henning, 81, has served as one of our directors since May 2010. Mr. Henning served as a director and the Chairman of the Audit Committee of the Board of Directors of Highlands Acquisition Corp. from May 2007 until September 2009. From 2000 to May 2015, Mr. Henning had served as the Chairman of the Audit Committee and member of the Compensation Committee and had previously served as the Vice Chairman of the Finance Committee, of the Board of Directors of CTS Corporation, a NYSE-listed company that provides electronic components to auto, wireless and PC businesses. From December 2002 to May 2017, Mr. Henning served on the Board of Directors of Omnicom Group Inc., a NYSE-listed global communications company, where he also served on the Audit Committee and the Compensation Committee. From 2007 to May 2017, Mr. Henning served on the Board of Directors of Landstar System, Inc., a NASDAQ-listed transportation and logistics services company, and served on committees such as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Mr. Henning retired as Deputy Chairman from Ernst & Young in 2000 after forty years with the firm. Mr. Henning was the inaugural Chief Executive Officer of Ernst & Young International, serving from 1993 to 1999. From 1991 to 1993, he served as Vice Chairman of Tax Services at Ernst & Young. Mr. Henning was also the Managing Partner of the firm’s New York office, from 1985 to 1991, and the Partner in charge of International Tax Services, from 1978 to 1985. From 1994 to 2000, Mr. Henning served as a Co-Chairman of the Foreign Investment Advisory Board of Russia, where he co-chaired a panel of 25 chief executive officers from the G-7 countries who advised the Russian government in adopting international accounting and tax standards. Mr. Henning graduated with a B.B.A. degree from St. Francis College and received a Certificate from the Harvard University Advanced Management Program. Mr. Henning is a Certified Public Accountant. Based upon Mr. Henning’s role as the Chairman of the Audit Committee of the Company’s Board of Directors, his accounting and financial expertise and extensive experience serving as a member of the boards of directors and committees of other public companies, the Company believes that Mr. Henning has the requisite set of skills to serve as a Board or Board committee member of the Company.

Susan Ottmann, 56, has served as one of our directors since June 2021. Ms. Ottmann has more than 25 years of industrial engineering experience in multiple engineering, marketing, manufacturing and leadership roles for a number of multinational companies. Since August 2018, Ms. Ottmann has served as the graduate program director for Engineering Professional Development in the College of Engineering at the University of Wisconsin-Madison where she also teaches courses in technical leadership and technical project management for both credit and professional development programs. From October 2015 to August 2018, Ms. Ottmann was the business and program director in the College of Engineering at the University of Wisconsin-Madison where she managed the manufacturing systems online master’s program, led technical leadership short course programs and managed the Engineering Professional Development department’s human resource and finance staff as well as business process teams. From September 2013 to July 2015, Ms. Ottmann was the general manager for Thermo Fisher Scientific’s global analytical instrument business where she managed a team of 770 associates with operations in the US, UK. Germany and China as well as sales teams worldwide. From April 2006 to September 2013, Ms. Ottmann served in various roles at Danaher Corporation, including serving as President and Vice President in certain of its global business units. Ms. Ottmann received B.S. degrees in Mechanical Engineering and Engineering & Public Policy from Carnegie Mellon as well as an M.S. degree in Management from North Carolina State University. Based upon Ms. Ottmann’s diverse global business, educational and leadership experience in a variety of engineering, commercial, financial, product development, marketing, and manufacturing roles, the Company believes that Ms. Ottmann has the requisite set of skills to serve as a Board or Board committee member of the Company.

James E. Walker III, 59, has served as one of our directors since February 2022. Mr. Walker has more than 30 years of banking and investment management experience in multiple leadership roles for a number of investment and asset management firms. Since 2021, Mr. Walker has been the Managing Partner and Founder of Vinson Ventures, LLC, a boutique investment firm focused on building and growing early-stage companies by actively working with founders and management. Since November 2017, Mr. Walker has served as a member and lead independent director of the board of directors of Starwood Real Estate Income Trust, Inc., a publicly registered REIT where he also serves on its audit committee. From June 2020 to August 2021, he was the chief executive officer and a partner at Palm Ventures, LLC, a private investment firm in Greenwich, CT, where Mr. Walker managed and oversaw investments in the health and wellness as well as education industries. From April 2008 until December 2016, Mr. Walker served as a managing partner of Fir Tree Partners (“Fir Tree”), a global alternative investment firm with over $10 billion of assets. At Fir Tree, Mr. Walker was jointly responsible for overall firm management, identified new areas of investment opportunity, co-founded Fir Tree’s real estate opportunity funds, co-led the development of Fir Tree’s real estate effort and was also a member of Fir Tree’s real estate investment committee as well as the chairman of its risk committee. Previously, Mr. Walker was a senior member of Kidder, Peabody & Co.’s structured finance group managing proprietary investment vehicle and he began his career in structured finance at Bear Stearns & Co. in its asset-backed securities group. Mr. Walker received a B.S. in Economics from Boston College’s School of Management in 1984 and is a member of the Board of Regents of Boston College. Mr. Walker is also a board member of Team USA, the foundation for the US Olympic Committee. Based upon Mr. Walker’s financial background and education, as well as his extensive investment, capital raising, and operating expertise, the Company believes that Mr. Kanders has the requisite set of skills to serve as a Board or Board committee member of the Company.

       The affirmative vote of a plurality of the votes cast virtually at the Meeting or represented by proxy at the Meeting is necessary for the election as directors of the six nominees named in this Proxy Statement (assuming a quorum of a majority of the outstanding shares of common stock is present).

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

GOVERNANCE OF THE COMPANY

Corporate Governance

Our Board of Directors is committed to sound and effective corporate governance practices. The Company’s management and our Board of Directors reviewed our corporate governance practices in light of the Sarbanes-Oxley Act of 2002. Based on that review, the Board of Directors maintains codes of ethics and conduct, corporate governance guidelines, committee charters, complaint procedures for accounting and auditing matters and an Audit Committee pre-approval policy. The Company is listed on the NASDAQ Global Select Market (“NASDAQ”), and therefore, it has modeled its corporate governance practices after the listing requirements of NASDAQ.

Corporate Governance Guidelines and Documents

The Code of Ethics for Senior Executive Officers and Senior Financial Officers, the Code of Business Conduct and Ethics, Complaint Procedures for Accounting and Auditing Matters, the Corporate Governance Guidelines, and the Charters of our Audit, Compensation and Nominating/Corporate Governance Committees were adopted by Clarus for the purpose of promoting honest and ethical conduct, promoting full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by Clarus, and promoting compliance with all applicable rules and regulations that apply to Clarus and its officers and directors. These policies are available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.” In addition, you may request a copy of any such materials, without charge, by submitting a written request to: Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124.

Board of Directors

Our Board of Directors is currently comprised of the following six members: Warren B. Kanders, Michael A. Henning, Donald L. House, Susan Ottmann, Nicholas Sokolow and James E. Walker III.

During fiscal 2021, the Board of Directors held 11 meetings, and acted by unanimous written consent in lieu of a meeting four times. During fiscal 2021, all of the directors then in office attended 100% of the total number of meetings of the full Board of Directors, and all of the directors then in office attended 100% of the total number of meetings of the Committees of the Board of Directors on which they served. The Company does not have a formal policy as to Board of Directors attendance at our Annual Meetings of Stockholders. All of the members of our Board of Directors who served as directors during fiscal 2021 attended last year’s virtual Annual Meeting of Stockholders, which was held on June 2, 2021.

Board Leadership Structure

Our Executive Chairman of the Board of Directors is also the principle executive officer of the Company. However, the Company believes that board independence is an important aspect of corporate governance, and the remaining four members of the Board of Directors are therefore independent directors. In addition, our independent directors hold periodically scheduled meetings, at which only independent directors are present. The Board of Directors believes that this leadership structure is appropriate for our Company, given the size and scope of our business, the experience and active involvement of our Executive Chairman and independent directors and our corporate governance practices, which include regular communication with and interaction between and among the President, Executive Vice President, Chief Financial Officer, the Executive Chairman and the independent directors. Mr. Sokolow is designated as the “lead independent director” of the Company’s Board of Directors.

Board Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, provides risk oversight. In its risk oversight role, the Board of Directors must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed, including assessing major risk factors relating to the Company and its performance, and reviewing measures to address and mitigate risks. While the full Board of Directors is charged with overseeing risk management, various committees of the Board of Directors and members of management also have responsibilities with respect to our risk oversight. In particular, the Audit Committee plays a large role in monitoring and assessing our financial, legal and operational risks, and receives regular reports from the management team regarding comprehensive organizational risk as well as particular areas of concern.

Director Independence

The Board of Directors has evaluated each of its directors’ independence from Clarus based on the definition of “independence” established by NASDAQ and has determined that Ms. Ottmann and each of Messrs. Henning, House, Sokolow and Walker are independent directors, constituting a majority of the Board of Directors. The Board of Directors has also determined that each of the members of our Audit Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In its review of each director’s or nominee’s independence from the Company, the Board of Directors reviewed whether any transactions or relationships currently exist or existed during the past year between each director or nominee and the Company and its subsidiaries, affiliates, equity investors or independent registered public accounting firm. The Board of Directors also examined whether there were any transactions or relationships between each director or nominee and members of the senior management of the Company or their affiliates.

During fiscal 2021, the independent members of the Board held one meeting and also held numerous informal discussions.

Stockholder Communications

Stockholders may send communications to our Board of Directors or any committee thereof by writing to the Board of Directors or any committee thereof at Clarus Corporation, Attention: Secretary, 2084 East 3900 South, Salt Lake City, UT 84124. The Secretary will distribute all stockholder communications to the intended recipients and/or distribute to the entire Board of Directors, as appropriate.

In addition, stockholders may also contact the non-management directors as a group or any individual director by writing to the non-management directors or the individual director, as applicable, at Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124.

Complaint Procedures

Complaints and concerns about accounting, internal accounting controls or auditing or related matters pertaining to the Company may be submitted by writing to the Chairman of the Audit Committee as follows: Clarus Corporation, Attention: Chairman of the Audit Committee, 2084 East 3900 South, Salt Lake City, UT 84124. Complaints may be submitted on a confidential and anonymous basis by sending them in a sealed envelope marked “Confidential.”

Audit Committee

The Audit Committee is responsible for the oversight and evaluation of (i) the qualifications, independence and performance of our independent registered public accounting firm (“independent auditors”); (ii) the performance of our internal audit function; and (iii) the quality and integrity of our financial statements and the effectiveness of our internal control over financial reporting. In addition, the Audit Committee recommends to the Board of Directors the appointment of independent auditors and analyzes the reports and recommendations of such auditors. The Audit Committee also assesses major risk factors relating to the Company and its performance, and reviews measures to address and mitigate financial, legal and operational risks. The committee also prepares the Audit Committee report required by the rules of the U.S. Securities and Exchange Commission (the “SEC”), which is included in this Proxy Statement beginning on page 16.

Our Audit Committee is currently comprised of Messrs. Henning, House, Sokolow and Walker, with Mr. Henning serving as the Chairman. All of the members of our Audit Committee were determined by the Board of Directors to be independent of Clarus based on NASDAQ’s definition of “independence” and are able to read and understand the Company’s fundamental financial statements. The Board of Directors has determined that Mr. Henning qualifies as an audit committee financial expert (as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder).

The duties of the Audit Committee of our Board of Directors, which are specified in the charter of the Audit Committee, include but are not limited to:

•	reviewing and discussing with management and the independent auditors the annual audited financial statements, and recommending to our Board of Directors whether the annual audited financial statements should be included in our Annual Report on Form 10-K;

•	discussing with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•	discussing with management major risk assessment and risk management policies;

•	monitoring the independence of the independent auditors;

•	verifying the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by regulation;

•	reviewing and approving all related party transactions;

•	inquiring and discussing with management our compliance with applicable laws and regulations;

•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditors, including the fees and terms of the services to be performed;

•	appointing and replacing the independent auditors;

•	determining the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing and issuing an audit report or related work;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

•	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

During fiscal 2021, the Audit Committee held 5 meetings and acted by unanimous written consent in lieu of a meeting twice. The Board of Directors has adopted a written Charter for the Audit Committee, a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Compensation Committee

The Compensation Committee reviews recommendations for executive compensation, including incentive compensation and stock incentive plans and makes recommendations to the Board of Directors concerning levels of compensation of our executive officers and other key managerial personnel as well as the adoption of incentive and stock plans. Pursuant to the Compensation Committee’s charter (a copy of which is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance”), the Compensation Committee’s authority generally includes, among other things, the authority to do each of the following:

•	To assist the Board of Directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans.

•	To review and approve corporate goals and objectives with respect to compensation for the Company’s senior management team, evaluate the senior management team’s performance in light of those goals and objectives, and, either as a committee or together with the other independent directors, determine and approve the senior management team’s compensation levels based on this evaluation. In determining the long-term incentive component of the senior management team’s compensation, the Compensation Committee shall consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the Company’s senior management team in past years.

•	To make recommendations to the Board of Directors with respect to non-senior management team compensation, incentive-compensation plans and equity-based plans. The Compensation Committee shall also provide oversight of senior management’s decisions concerning the performance and compensation of other Company officers.

•	To review the Company’s incentive compensation and other stock-based plans and recommend changes in such plans to the Board of Directors as needed. The Compensation Committee shall have and shall exercise all the authority of the Board of Directors with respect to the administration of such plans.

•	To produce the compensation committee report on executive compensation to be included in the Company’s Proxy Statement.

•	To review on an annual basis director compensation and benefits.

The Compensation Committee has the authority to retain or obtain advice from, as well as determine the appropriate compensation of, such compensation consultants, outside counsel and other advisors as the Compensation Committee, in its sole discretion, may deem appropriate.

Our Compensation Committee is currently comprised of Messrs. House and Sokolow and Ms. Ottmann, with Mr. House serving as the Chairman, all of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence”. The Compensation Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2021, the Compensation Committee held one meeting, acted by unanimous written consent in lieu of a meeting twice, and also held numerous informal discussions.

Nominating/Corporate Governance Committee

The purpose of the Nominating/Corporate Governance Committee is to identify, evaluate and nominate candidates for election to the Board of Directors, as well as review Clarus’ corporate governance guidelines and other related documents for compliance with applicable laws and regulations such as the Sarbanes-Oxley Act of 2002 and the NASDAQ listing requirements. The Nominating/Corporate Governance Committee considers all qualified candidates identified by members of the Committee, by other members of the Board of Directors, and by senior management. The Nominating/Corporate Governance Committee will consider nominees recommended by stockholders. Information with respect to a proposed nominee should be forwarded to Clarus Corporation, Attention: Secretary, at 2084 East 3900 South, Salt Lake City, UT 84124, and upon receipt, the Secretary will submit them to the Nominating/Corporate Governance Committee for its consideration. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the SEC to be included in our Proxy Statement if such proposed nominee were to be included therein, as well as a consent executed by the proposed nominee to serve as director if elected as required by the rules and regulations of the SEC. In addition, the stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with us, and otherwise meets our standards set forth below. See “Requirements for Submission of Stockholder Proposals, Nomination of Directors and Other Business of Stockholders” for additional information on certain procedures that a stockholder must follow to nominate persons for election as directors.

Our Nominating/Corporate Governance Committee is currently comprised of Messrs. Sokolow and House, with Mr. Sokolow serving as the Chairman, both of whom were determined by the Board of Directors to be independent of the Company based on NASDAQ’s definition of “independence. The Nominating/Corporate Governance Committee does not formally meet on a regular basis, but only as circumstances require. During fiscal 2021, the Nominating/Corporate Governance Committee held three meetings, acted by unanimous written consent in lieu of a meeting once and held several informal meetings, in person and by telephone, to discuss various topics relevant to its function, including evaluating the composition, structure and qualifications of the Board of Directors. A copy of the Nominating/Corporate Governance Committee’s Charter is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Candidates for the Board of Directors should possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility; have a genuine interest in the Company; have no conflict of interest or legal impediment which would interfere with the duty of loyalty owed to the Company and its stockholders; and have the ability and willingness to spend the time required to function effectively as a director of the Company. The Nominating/Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying candidates for director. Nevertheless, the Nominating/Corporate Governance Committee’s evaluation of director candidates takes into account their ability to contribute to the diversity of age, background, experience, viewpoints and other individual qualities and attributes represented on the Board of Directors.

The Nominating/Corporate Governance Committee may engage third-party search firms from time to time to assist it in identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee evaluates nominees recommended by stockholders, by other individuals and by the search firms in the same manner, as follows: The Nominating/Corporate Governance Committee reviews biographical information furnished by or about the potential nominees to determine whether they have the experience and qualities discussed above; when a Board of Directors vacancy occurs or is anticipated, the Nominating/Corporate Governance Committee determines which of the qualified candidates to interview, based on the current needs of the Board of Directors and the Company, and members of the Nominating/Corporate Governance Committee meet with these individuals. If, after such meetings, the Nominating/Corporate Governance Committee determines to recommend any candidate to the Board of Directors for consideration, that individual is invited to meet with the entire Board of Directors. The Board of Directors then determines whether to select the individual as a director-nominee.

Director Summary Compensation Table

The following table summarizes the compensation earned by our serving non-employee directors for the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael A. Henning	50,000	-	106,301	(2)	-	-	-	156,301
Donald L. House	45,000	-	106,301	(3)	-	-	-	151,301
Susan Ottmann	20,417	-	106,301	(4)	-	-	-	126,718
Nicholas Sokolow	55,000	-	106,301	(5)	-	-	-	161,301

(1) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see footnote 11, “Stock-Based Compensation Plan” in the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 2021.

(2) Mr. Henning’s option awards consist of the grant of 12,500 options on June 2, 2021, valued at $106,301 and fully vesting on March 31, 2022.

(3) Mr. House’s option awards consist of the grant of 12,500 options on June 2, 2021, valued at $106,301 and fully vesting on March 31, 2022.

(4) Ms. Ottmann’s option awards consist of the grant of 12,500 options on June 2, 2021, valued at $106,301 and fully vesting on March 31, 2022.

(5) Mr. Sokolow’s option awards consist of the grant of 12,500 options on June 2, 2021, valued at $106,301 and fully vesting on March 31, 2022.

Discussion of Director Compensation

We pay three primary components of compensation to our non-management directors: an annual cash retainer, committee chairman fees, and equity awards, generally comprising of stock equity awards such as stock options. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties on our Board of Directors and its committees as well as the skill level required by the Company of members of the Board of Directors and the need to continue to attract highly qualified candidates to serve on our Board of Directors. Director compensation arrangements are reviewed annually to maintain such standards.

In 2021, members of our Board of Directors were compensated as follows: (i) the non-employee directors each received an annual stock option grant at the Annual Meeting of Stockholders of 12,500 shares at an exercise price equal to the closing price of the Company’s common stock on the date of such grant, and vesting and becoming exercisable in four equal consecutive quarterly tranches; (ii) all non-employee directors serving on the Board of Directors received an annual payment of $35,000, payable in equal quarterly installments, in consideration for their services on the Board; (iii) Mr. Sokolow, the lead independent director of the Board of Directors, received an additional annual payment of $10,000, payable in equal, quarterly installments, in consideration of his service as the lead independent director of the Board of Directors, (iv) the chairmen of the respective Board committees, other than the Board of Directors’ Audit Committee, received an additional annual payment of $10,000, payable in equal quarterly installments, in consideration for their services as chairmen on the respective Board of Directors’ committees; and (v) the chairman of the Board of Directors’ Audit Committee received an additional annual payment of $15,000, payable in equal quarterly installments, in consideration for his service as the chairman of the Board of Directors’ Audit Committee. Commencing with the 2022 Meeting, the annual stock option grant of 12,500 stock options awarded to each of the Company’s non-employee directors following each of the Company’s Annual Meeting of Stockholders will be increased to 15,000 stock options.

  In 2021, our current employee director, Mr. Kanders, was compensated pursuant to his employment agreement (which is described below under the heading “Employment Agreements”).

Involvement in Certain Legal Proceedings

No director, executive officer or person nominated to become a director or executive officer has, within the last ten years: (i) had a bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, any business of such person or entity with respect to which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time; (ii) been convicted in a criminal proceeding or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting his involvement in any type of business, securities or banking activities or practice; or (iv) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee consisting of three directors. Each of the members of the Audit Committee is independent from Clarus and is financially literate as that qualification is interpreted by the Board of Directors. The Board of Directors has adopted a written charter with respect to the Audit Committee’s roles and responsibilities.

Management is responsible for Clarus’ internal control and the financial reporting process. The external auditor is responsible for performing an independent audit of Clarus’ consolidated financial statements and internal control over financial reporting in accordance with auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has had various discussions with management and the independent auditors. Management represented to the Audit Committee that Clarus’ consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis, and the Audit Committee has reviewed and discussed the quarterly and annual consolidated financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees.

The Audit Committee has received the written disclosures and a letter from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from Clarus and its management. The Audit Committee also considers whether the independent registered public accounting firm’s provision of audit and non-audit services to Clarus is compatible with maintaining the independent registered public accounting firm’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for its audit. The Audit Committee discussed with the independent auditors, with and without management present, the results of its audit, the evaluations of Clarus’ internal control over financial reporting, and the overall quality and integrity of financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements and the audit report on the audited financial statements and internal control over financial reporting be included in Clarus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Submitted by the Members of the Audit Committee of the Board of Directors:

Michael A. Henning (Chairman)

Donald L. House

Nicholas Sokolow

James E. Walker III

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Audit Committee by reference therein.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date hereof. Our executive officers are appointed by and serve at the discretion of the Board of Directors of Clarus.

Name	Age	Position
Warren B. Kanders	64	Executive Chairman of the Board of Directors
John C. Walbrecht	54	President
Aaron J. Kuehne	43	Executive Vice President, Chief Operating Officer, Secretary and Treasurer
Michael J. Yates	56	Chief Financial Officer

See “Biographical Information for Directors” for biographical information with respect to Warren B. Kanders.

John C. Walbrecht, 54, has served as the President of the Company since October 2017, and President of BDEL since October 2016. Before joining the Company, Mr. Walbrecht served as the President of Mountain Hardwear from March 2016 to October 2016. Prior to Mountain Hardwear, Mr. Walbrecht served as the President and Chief Executive Officer of Fenix Outdoors NA from January 2012 until March 2016. Mr. Walbrecht has also served in various senior roles with Brandbase, Spyder, Dr. Martens/Airwair, and Timberland. Mr. Walbrecht holds a Master of Business Administration and a Bachelor of Science in Economics from Brigham Young University, a Bachelor of Arts in Marketing from the University of Maryland and understudies in International Trade and Finance at Cambridge University - Trinity College.

Aaron J. Kuehne, 43, has served as our Chief Operating Officer since January 2022, as our Executive Vice President since March 2021 and as our Secretary and Treasurer, since 2013. Mr. Kuehne previously served as the Company’s Chief Financial Officer, Chief Administrative Officer, interim Chief Financial Officer, in addition to serving as its Vice President of Finance, principal financial officer and principal accounting officer. Before joining the Company in September 2010, Mr. Kuehne served as the Corporate Controller of Certiport from August 2009 to September 2010. From July 2004 to August 2009, Mr. Kuehne served in various capacities with KPMG LLP, most recently as Audit Manager. Mr. Kuehne graduated with a Bachelor of Arts degree in Accounting from University of Utah – David Eccles School of Business in 2002 and with an M.B.A. degree from University of Utah – David Eccles School of Business in 2004. He has also been a Certified Public Accountant since 2005.

Michael J. Yates, 56, has served as our Chief Financial Officer since January 2022. Before joining the Company, Mr. Yates was with IDEX Corporation from October 2005 to January 2022, serving as the corporate controller from 2005 to 2010, the chief accounting officer from 2010 to 2022 and the interim chief financial officer from September 2016 to December 2017. Over his career at IDEX Corporation Mr. Yates had responsibility for several corporate and operating finance functions and was the principal accounting officer. Prior to IDEX Corporation, Mr. Yates spent 18 years in public accounting with KPMG LLP and PricewaterhouseCoopers LLP in various roles from 1987 to 2005. Mr. Yates graduated from Indiana University’s Kelly School of Business in 1987 with a Bachelor of Science degree in Accounting.

There are no family relationships between our Named Executive Officers and any director of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee assists the independent members of the Board of Directors in establishing a compensation package for Clarus’ Executive Chairman and assists the Board of Directors in establishing compensation packages for Clarus’ other Named Executive Officers, its key employees and non-employee directors as well as administering Clarus’ incentive plans. The Compensation Committee is generally responsible for setting and administering the policies which govern annual salaries of executive officers, raises and bonuses and certain awards of stock options and common stock under the Company’s 2015 Stock Incentive Plan and otherwise, and such responsibility is generally limited to the actions taken by the Compensation Committee, although at times the full Board of Directors has determined annual executive salaries, raises and bonuses as well as grants of stock options and common stock without having first received recommendations from the Compensation Committee. From time to time, the Compensation Committee reviews our compensation packages to ensure that they remain competitive with the compensation packages offered by similarly situated companies and continue to incentivize management and align management’s interests with those of our stockholders. Although we do not target executive compensation to any peer group median, we strive to provide a compensation package that is competitive in the market and rewards each executive’s performance.

The Compensation Committee is comprised of three directors, each of whom has considerable experience in executive compensation issues. Each member of the Compensation Committee meets the independence requirements specified by NASDAQ and by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). No member of the Compensation Committee has ever been an officer or employee of the Company, nor is there a direct or indirect relationship between any of the members of the Committee and any of the Company’s executive officers. The Compensation Committee operates under a written charter adopted by the Board of Directors that is available on our Internet website, at www.claruscorp.com, under the tab “Governance Documents” within the section called “Governance.”

Executive Compensation Philosophy and Objectives

The Compensation Committee continues to examine and refine our compensation philosophy, objectives and strategy throughout the fiscal year as part of our ongoing efforts to maintain “best practices” in this area and corporate governance in general. The general philosophy of our executive compensation program is to attract and retain talented management that are enthusiastic about our mission and culture while ensuring that our executive officers are compensated in a way that advances the interests of our stockholders. In pursuing these objectives, the Compensation Committee believes that it is critical that a substantial portion of each executive officer’s compensation be contingent upon our overall performance and the growth of the Company. The Compensation Committee is also guided by the principles that our compensation packages must be competitive, must support our overall strategy and objectives, must provide significant rewards for outstanding financial performance while establishing clear consequences for underperformance and must align management’s interests with the interests of stockholders by linking compensation with performance. Annual bonuses and long-term awards for our executive officers should take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include leadership, accountability, ethics and corporate governance. It is generally the Compensation Committee’s responsibility to determine the performance goals for the performance-based compensation payable to our Named Executive Officers, subject to ratification by the Board of Directors, and to certify compliance with such goals before such compensation is paid. Subject to this limitation, the Compensation Committee may also make recommendations to the Board of Directors with respect to compensation of the President, Executive Vice President and Chief Financial Officer and, either alone or with the other independent members of our Board of Directors, determine and approve the compensation of our Executive Chairman.

In determining the compensation packages for our Named Executive Officers, key employees and non-employee directors, the Compensation Committee and the Board of Directors have evaluated the history and performance of the Company, previous compensation practices and packages awarded to the Company’s executive officers, key employees and non-employee directors, and compensation policies and packages awarded to executive officers, key employees and non-employee directors at similarly situated companies.

Use of Outside Consultants

The Compensation Committee has the authority to retain and terminate any independent compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. In 2021, the Compensation Committee did not engage any such consultants to determine or recommend the amount or form of executive and director compensation discussed herein.

Compensation Program Components

Our executive compensation program emphasizes company performance, individual performance and an increase in stockholder value over time in determining executive pay levels. Our executive compensation program consists of three key elements: (i) annual base salaries; (ii) a performance-based annual bonus; and (iii) periodic grants of stock options and restricted stock. The Compensation Committee believes that this three-part approach best serves our and our stockholders’ interests by motivating executive officers to improve our financial position, holding executives accountable for the performance of the organizations for which they are responsible and by attracting key executives into our service. Under our compensation program, annual compensation for Named Executive Officers is composed of a significant portion of pay that is “at risk”, specifically, the annual bonus, stock options and restricted stock.

For the fiscal year ended December 31, 2021, the components of compensation for Named Executive Officers were: (i) cash compensation; (ii) equity-based compensation; and (iii) perquisites and other personal and additional benefits. Additional details on each element of our compensation program are outlined below.

Cash Compensation

Base Salary. In reviewing and approving the base salaries of our Named Executive Officers, the Compensation Committee considers the scope of work and responsibilities and other individual-specific factors; the recommendations of our Executive Chairman (except in the case of his own compensation); compensation for similar positions at similarly situated companies; and the executive’s experience. The Compensation Committee generally reviews executive officer and key employee salaries annually at the end of the fiscal year and establishes the base salaries for the upcoming fiscal year in connection with establishing the Company’s budget for the upcoming fiscal year. The employment agreements of our Named Executive Officers, other than Mr. Yates, are described below under the heading “Employment Agreements”. The Company does not have an employment agreement with Mr. Yates, who was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022, following the promotion of Mr. Kuehne as the Company’s Executive Vice President and Chief Operating Officer.

In 2020 and 2019, the annual base salary for Mr. Kanders was established pursuant to his current employment agreement (the “Kanders Employment Agreement”), under which he was paid an annual base salary of $350,000, subject to annual review by the Company. On November 13, 2020, Mr. Kanders’ annual base salary was increased to $425,000 effective as of January 1, 2021. In establishing the salary of Mr. Kanders, the Compensation Committee considered his extensive investment, capital raising, acquisition and operating expertise, as well as the responsibilities and duties required by his role as executive chairman of a public company. Mr. Kanders devotes only as much of his time as is necessary to the affairs of the Company and also serves in various capacities with other public and private entities, including not-for-profit entities.

In 2020 and 2019, the annual base salary for Mr. Walbrecht was $425,000. On January 1, 2021, the Company and Mr. Walbrecht entered into an employment agreement (the “Walbrecht Employment Agreement”), which provides for Mr. Walbrecht’s employment as the Company’s President for a term expiring on January 1, 2024, subject to certain termination rights, and an annual base salary of $500,000. In establishing Mr. Walbrecht’s base salary, the Compensation Committee considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as president of a public company.

In 2020 and 2019, the annual base salary for Mr. Kuehne was $350,000. On August 27, 2020 the Company and Mr. Kuehne entered into an employment agreement (the “Kuehne Employment Agreement”), which provides for Mr. Kuehne’s employment as the Company’s Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer for a term expiring on August 27, 2023, subject to certain termination rights, and an annual base salary of $350,000. On November 13, 2020, Mr. Kuehne’s annual base salary was increased to $425,000 effective as of January 1, 2021. In establishing Mr. Kuehne’s base salary, the Compensation Committee considered, among other things, the compensation for similar positions at similarly situated companies, as well as the responsibilities and duties required by his role as chief financial officer of a public company. In March 2021, Mr. Kuehne was promoted to serve as the Company’s Executive Vice President and ceased serving as the Company’s Chief Administrative Officer. Effective as of January 3, 2022, Mr. Kuehne was promoted to serve as the Company’s Chief Operating Office and ceased serving as the Company’s Chief Financial Officer.

Effective as of January 1, 2022, the respective annual base salaries of each of Messrs. Kanders, Walbrecht and Kuehne were increased to $550,000. In aligning the respective annual base salaries of Messrs. Kanders, Walbrecht and Kuehne, the Compensation Committee and the Board of Directors considered, among other things, their increased responsibilities as a result of the Company’s acquisitions of Rhino-Rack and MAXTRAX and their importance to the operations and continued future success of the Company.

Performance-Based Annual Bonus. With regard to the performance-based compensation of any Named Executive Officer, the Compensation Committee generally establishes the performance goals and then certifies the satisfaction of such performance goals prior to the payment of the performance-based bonus compensation. In reviewing and approving the annual performance-based bonus for our executive officers, the Compensation Committee may also consider an executive’s contribution to the overall performance of Clarus, as well as annual bonuses awarded to persons holding similar positions at similarly situated companies.

In addition, cash bonuses may be awarded at the discretion of the Board of Directors, the Compensation Committee or the executive management of the Company for exceptional performance related to other corporate activity undertaken by the Company in any year.

The Compensation Committee and the Board of Directors determined to award Mr. Walbrecht a discretionary cash bonus for the performance of his services in 2021, pursuant to which he was paid $375,000, representing a target of 75% of his 2021 base salary. In determining to award a discretionary cash bonus to Mr. Walbrecht, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2021, including, but not limited to: (i) revenues achieved by the Company in 2021 as compared to 2020, (ii) helping the Company to successfully navigate through challenges of the COVID-19 pandemic, including corresponding supply chain and logistic challenges, (iii) the increased total shareholder return as of December 31, 2021 compared to as of December 31, 2020, (iv) acquiring and integrating Rhino-Rack and MAXTRAX in 2021, and (v) completing a secondary public offering in the amount of $85 million.

The Compensation Committee and the Board of Directors determined to award Mr. Kuehne a discretionary cash bonus for the performance of his services in 2021, pursuant to which he was paid $315,000, representing a target of approximately 75% of his 2021 base salary. In determining to award a discretionary cash bonus to Mr. Kuehne, the Compensation Committee took into account, among other things, his contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2021, including, but not limited to: (i) revenues achieved by the Company in 2021 as compared to 2020, (ii) helping the Company to successfully navigate through challenges of the COVID-19 pandemic, including corresponding supply chain and logistic challenges, (iii) the increased total shareholder return as of December 31, 2021 compared to as of December 31, 2020, (iv) acquiring and integrating Rhino-Rack and MAXTRAX in 2021, and (v) completing a secondary public offering in the amount of $85 million.

Base salary, incentive compensation and the amount of discretionary bonus (total cash compensation) earned in 2021 by the Named Executive Officers are reflected in the “Salary,” and “Bonus,” columns in the Summary Compensation Table set forth on page 23 of this Proxy Statement.

Equity-Based Compensation

2005 Stock Incentive Plan and 2015 Stock Incentive Plan

We believe that equity-based compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel and the returns realized by the stockholders. In 2020, the Company maintained the 2005 Stock Incentive Plan and the 2015 Stock Incentive Plan (collectively, the “Incentive Plans”) to incentivize executive officers and other key employees. The Incentive Plans are designed to give the Board of Directors discretion and flexibility in designing incentive compensation packages to align the goals of management with those of our stockholders and to motivate executive officers and key employees to improve the operations of the Company, thereby maximizing stockholder value. Pursuant to the Incentive Plans, the Board of Directors may issue to employees, officers, directors, consultants, independent contractors and advisors of the Company and its subsidiaries incentive stock options, nonqualified stock options, and restricted stock.

Awards under the Incentive Plans help relate a significant portion of an employee’s long-term remuneration directly to stock price appreciation realized by all our stockholders and align an employee’s interests with that of our stockholders. The Compensation Committee believes equity-based incentive compensation aligns executive and stockholder interests because (i) the use of a multi-year lock-up or vesting schedule or milestone based vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management’s compensation in our equity provides management with a powerful incentive to increase stockholder value over the long-term. The specific types and size of awards to be granted (other than options granted to non-employee directors) and the terms and conditions of such awards are determined by the Compensation Committee subject to the provisions of the Incentive Plans.

The timing of our equity award grants is not designed to have any relationship with our release of material, non-public information. Awards are generally granted at previously scheduled meetings of the Board of Directors and Compensation Committee and as required by the Incentive Plans, options and stock awards are granted with an exercise price and valued equal to the fair market value of the Company’s common stock which is the closing price on the date of such grant. The Compensation Committee may also approve any equity-based grants in connection with the hiring or promotion of an executive officer.

The Company’s 2005 Stock Incentive Plan expired in accordance with its terms in June 2015 and any shares of common stock then remaining available for grant under the 2005 Stock Incentive Plan have been canceled. However, at December 31, 2021, 149,500 shares of common stock subject to outstanding awards granted under the 2005 Stock Incentive Plan prior to the expiration of the 2005 Stock Incentive Plan will remain available for issuance in accordance with their terms.

Under the terms of the Walbrecht Employment Agreement, on January 1, 2021, the Company issued and granted to Mr. Walbrecht an option to purchase 400,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.15 per share (because the date of grant was not a trading day, the exercise price is equal to the closing price of the Company’s common stock on the immediately succeeding trading day, January 4, 2021), of which: (i) 133,334 shares vested on January 1, 2022, and 133,333 will vest and become exercisable on each of January 1, 2023 and January 1, 2024.

On May 28, 2021, the Company issued and granted to Mr. Kanders a restricted stock award of 500,000 restricted shares of the Company’s common stock pursuant to the 2015 Stock Incentive Plan, all of which will vest if, on or before May 28, 2024, the closing share price of the Company’s common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days. In granting this stock award to Mr. Kanders, the Company’s Compensation Committee considered, among other things, the leadership Mr. Kanders provided in structuring and negotiating the terms of the purchase agreement governing the Company’s acquisition of Rhino-Rack.

On March 4, 2022, the Company issued and granted to each of Messrs. Kanders, Walbrecht, and Kuehne, restricted stock awards comprised of 500,000, 100,000 and 100,000 restricted shares of the Company’s common stock, respectively, pursuant to the 2015 Stock Incentive Plan, all of which will vest if, on or before March 4, 2032, the closing share price of the Company’s common stock shall have equaled or exceeded $50.00 per share for twenty consecutive trading days. In determining to grant the restricted stock awards to each of Messrs. Kanders, Walbrecht, and Kuehne, the Compensation Committee and the Board of Directors took into account, among other things, their respective contributions to the Company’s performance and achievement of certain milestones during the year ended December 31, 2021, including, but not limited to: (i) revenues achieved by the Company in 2021 as compared to 2020, (ii) helping the Company to successfully navigate through challenges of the COVID-19 pandemic, including corresponding supply chain and logistic challenges, (iii) the increased total shareholder return as of December 31, 2021 compared to as of December 31, 2020, (iv) acquiring and integrating Rhino-Rack and MAXTRAX in 2021, and (v) completing a secondary public offering in the amount of $85 million.

Equity based compensation earned in 2021 by the Named Executive Officers are reflected in the “Stock Awards,” and “Option Awards,” columns in the Summary Compensation Table set forth on page 23 of this Proxy Statement.

Perquisites and Other Personal and Additional Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees.

The Company maintains qualified 401(k) plans that provide for discretionary Company contributions up to the applicable Internal Revenue Service limits.

The Company also provides Named Executive Officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers.

The costs to the Company associated with providing these benefits for executive officers named in the Summary Compensation Table are reflected in the “All Other Compensation” column of the Summary Compensation Table set forth on page 23 of this Proxy Statement.

Accounting and Tax Considerations

Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to an individual who was a Named Executive Officer. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) of the Code was deductible without regard to this $1 million limit. The Tax Cuts and Jobs Act of 2017, which became effective on January 1, 2018, eliminated the performance-based compensation exception under Section 162(m) of the Code, subject to a rule that “grandfathers” certain arrangements and awards in effect on or prior to November 2, 2017. As a result, compensation that we structured in prior years with the intent of utilizing the deduction for performance-based compensation under Section 162(m) may not be fully deductible if it is paid on or after January 1, 2018, dependent upon the applicability of the 162(m) grandfathering rules.

While the Tax Cuts and Jobs Act of 2017 will limit the deductibility of compensation paid to our Named Executive Officers, our Compensation Committee and Board of Directors will continue to design compensation programs that are in the best long-term interests of the Company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

Anti-Hedging Policy

Our insider trading policy within our Code of Business Conduct and Ethics provides Company employees, officers and directors may not buy or sell put or call options on the Company’s stock, and may not sell Company stock short. Contracts which may have short selling features to them (e.g. forward sales contracts) may only be entered into with the approval of the Executive Chairman of the Board or the Chairman’s designee.

Post-Employment and Other Events

Termination, death, disability and change-in-control events trigger the payment of certain compensation to the Named Executive Officers that is not available to all salaried employees. Such compensation is discussed under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”

Role of Executive Officers in Compensation Decisions

The Compensation Committee assists the Board of Directors in determining the total compensation of our Executive Chairman, President, Executive Vice President and Chief Financial Officer, and oversees the design and administration of compensation and benefit plans for all of the Company’s employees. Certain executive officers, including our Executive Chairman, President, Executive Vice President and Chief Financial Officer, may attend a portion of most regularly scheduled Compensation Committee meetings, excluding executive sessions, to present topical issues for discussion and education as well as specific recommendations for review. The Compensation Committee also obtains input from our legal, finance and tax advisors, as appropriate.

Summary

The Compensation Committee believes that the total compensation package has been designed to motivate key management to improve the operations and financial performance of the Company, thereby increasing the market value of our common stock. The tables in this Executive Compensation section reflect the compensation structure established by the Compensation Committee.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the SEC.

Submitted by the Members of the Compensation Committee of the Board of Directors:

Donald House (Chairman)

Nicholas Sokolow

Susan Ottmann

The Report of the Compensation Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates the Report of the Compensation Committee by reference therein.

Summary Compensation Table

The following summary compensation table sets forth information concerning the annual and long-term compensation earned for the periods presented below by our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)		Non-Equity Deferred Compensation Earnings		Non-qualified Deferred Compensation Earnings		All Other Compensation ($)		Total ($)
Warren B. Kanders	2021	423,461	-	7,230,085	-		-		-		68,441	(3)	7,721,987
Executive Chairman	2020	352,692	500	3,313,561	1,437,065		-		-		63,434		5,167,252
	2019	351,346	500	2,630,770	769,125		-		-		58,395		3,810,136

John C. Walbrecht	2021	498,750	375,000	-	2,352,040		-		-		36,906	(4)	3,262,696
President	2020	428,269	212,500	-	-		-		-		27,745		668,514
	2019	426,635	212,500	1,122,292	-		-		-		18,659		1,780,086

Aaron J. Kuehne	2021	423,461	315,000	-	-		-		-		31,533	(5)	769,994
Executive Vice	2020	352,692	175,000	990,754	1,297,620		-		-		26,362		2,842,428
President, Chief	2019	351,346	175,000	-	-		-		-		26,002		552,348
Operating Officer, Secretary and
Treasurer

Michael J. Yates (6)	2021	-	-	-		-		-		-	-		-
Chief Financial	2020	-	-	-		-		-		-	-		-
Officer	2019	-	-	-		-		-		-	-		-

(1) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2021, December 31, 2020 and December 31, 2019.

(2) Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards made during the applicable year. For discussions on the relevant assumptions, see the footnote titled “Stock-Based Compensation Plan” in the financial statements contained in the Annual Reports on Form 10-K for the years ended December 31, 2021, December 31, 2020 and December 31, 2019

(3) “All Other Compensation” amount for Mr. Kanders in 2021 consists of the following items: health, short-term and long-term disability, and AD&D, $60,668; and life insurance, $7,773.

(4) “All Other Compensation” amount for Mr. Walbrecht in 2021 consists of the following items: 401(k) matching contributions, $13,000; wellness time conversion, $8,173; health, short-term and long-term disability, $14,683; and life insurance and AD&D, $1,050.

(5) “All Other Compensation” amount for Mr. Kuehne in 2021 consists of the following items: 401(k) matching contributions, $9,750; wellness time conversion, $6,731; health, short-term and long-term disability, $14,392; and life insurance and AD&D, $660.

(6) Following the promotion of Mr. Kuehne as the Company’s Executive Vice President and Chief Operating Officer, Mr. Michael J. Yates was appointed to serve as the Company’s Chief Financial Officer effective as of January 3, 2022.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards in fiscal year 2021 to our Named Executive Officers.

								All Other		All Other
								Stock Awards:		Option			Grant
		Estimated Future Payouts			Estimated Future Payouts			Number		Awards:		Exercise	Date Fair
		Under Non-Equity Incentive			Under Equity Incentive			of		Number of		or Base	Value of
		Plan Awards			Plan Awards			Shares		Securities		Price of	Stock and
								of Stock		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options		Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)		(#)		($)	($)
John Walbrecht	1/01/21	-	-	-	-	-	-	-		400,000	(1)	$15.15	$2,352,040
Warren B. Kanders	5/28/21	-	-	-	-	-	-	500,000	(2)	-		-	$7,230,085

(1)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan.
(2)	Restricted stock award granted pursuant to the Company’s 2015 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers at December 31, 2021:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Warren B. Kanders
	400,000	(1)	100,000	(1)	-	6.80	3/9/28	-		-	-	-
	-		-		-	-	-	350,000	(2)	9,702,000	-	-
	100,000	(3)	50,000	(3)	-	13.21	6/5/29	-		-	-	-
	85,331	(4)	170,666	(4)	-	14.39	12/2/30	-		-	-	-
	-		-		-	-	-	500,000	(5)	13,860,000	-	-

John C. Walbrecht	400,000	(6)	100,000	(6)	-	6.80	3/9/28	-		-	-	-
	-		-		-	-	-	150,000	(7)	4,158,000	-	-
	-		400,000	(8)	-	15.15	1/1/31	-		-	-	-

Aaron J. Kuehne	7,500	(9)	-		-	8.20	1/1/23	-		-	-	-
	25,000	(10)	-		-	10.40	11/7/23	-		-	-	-

	55,000	(11)	-		-	4.63	12/16/25	-		-	-	-
	125,000	(12)	-		-	4.38	7/1/26	-		-	-	-
	50,000	(13)	-		-	6.15	8/21/27	-		-	-	-
	400,000	(14)	100,000	(14)	-	6.80	3/9/28	-		-	-	-
	100,000	(15)	200,000	(15)	-	15.00	8/27/30	-		-	-	-

(1)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase (i) 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020, and December 31, 2021, respectively, and (ii) 100,000 shares of common stock shall vest and become exercisable on December 31, 2022.

(2)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on January 7, 2019, of which (i) 116,667 shares of the Company’s common stock vested on January 28, 2022, (ii) 116,667 shares of the Company’s common stock shall vest on January 28, 2023; and (iii) 116,666 shares of the Company’s common stock shall vest on January 28, 2024.

(3)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on June 5, 2019. Options to purchase (i) 50,000 shares of common vested and became exercisable on June 5, 2020 and June 5, 2021, respectively, and (ii) 50,000 shares of common stock shall vest and become exercisable on June 5, 2022.

(4)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on December 2, 2020. Options to purchase (i) 85,331 shares of common stock vested and became exercisable on December 2, 2021 and (ii) 85,333 shares of common stock shall vest and become exercisable on each of December 2, 2022 and December 2, 2023, respectively.

(5)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on May 28, 2021, of which 500,000 shares of the Company’s common stock will vest if on or before May 28, 2024, the Fair Market Value (as defined in the 2015 Stock Incentive Plan) of the Company’s common stock shall have equaled or exceeded $35.00 per share for twenty consecutive trading days.

(6)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase (i) 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021, respectively, and (ii) 100,000 shares of common stock shall vest and become exercisable on December 31, 2022.

(7)	Restricted stock award granted under the Company’s 2015 Stock Incentive Plan on January 7, 2019, of which (i) 37,500 shares of the Company’s common stock vested on January 28, 2022, (ii) 37,500 shares of the Company’s common stock shall vest on January 28, 2023, January 28, 2024 and January 28, 2025, respectively.

(8)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on January 1, 2021. Options to purchase (i) 133,334 shares of common stock vested and became exercisable on January 1, 2022, and (ii) 133,333 shares of Common Stock will vest and become exercisable on each of January 1, 2023, and January 1, 2024.

(9)	Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan January 1, 2013. Options to purchase 3,000 shares of common stock vested and became exercisable on December 31, 2015 and options to purchase 2,250 shares of common stock vested and became exercisable on each of December 31, 2016 and December 31, 2017, respectively.

(10)	Stock option award granted pursuant to the Company’s 2005 Stock Incentive Plan on November 8, 2013. Options to purchase 25,000 shares of common stock were immediately exercisable on the date of the grant.

(11)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on December 16, 2015. Options to purchase 22,000, 16,500 and 16,500 shares of common stock vested and became exercisable on each of December 31, 2017, 2018 and 2019, respectively.

(12)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on July 1, 2016. Options to purchase 41,667, 41,667 and 41,666 shares of common stock vested and became exercisable on each of July 1, 2017, July 1, 2018 and July 1, 2019, respectively.

(13)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on August 21, 2017. Options to purchase 16,667, 16,667 and 16,666 shares of the common stock vested and became exercisable on each of December 31, 2017, 2018 and 2019, respectively.

(14)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on March 9, 2018. Options to purchase (i) 100,000 shares of common stock vested and became exercisable on each of December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021, respectively, and (ii) 100,000 shares of common stock shall vest and become exercisable on December 31, 2022.

(15)	Stock option award granted pursuant to the Company’s 2015 Stock Incentive Plan on August 27, 2020. Options to purchase (i) 100,000 shares of common stock vested and became exercisable on August 27, 2021, and (ii) 100,000 shares of common stock shall vest and become exercisable on each of August 27, 2022 and August 27, 2023, respectively.

Option Exercises and Stock Vested During Fiscal 2021

The following table sets forth information concerning the exercise of stock option awards and vesting of stock awards in fiscal year 2021 to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Aaron J. Kuehne	-	-	100,000	1,623,000

Pension Benefits – Fiscal 2021

There were no pension benefits earned by our Named Executive Officers during the fiscal year ended December 31, 2021.

Non-qualified Defined Contribution and Other Non-qualified Deferred Compensation Plans

The Company does not have any non-qualified defined contribution or other non-qualified deferred compensation plans covering its Named Executive Officers.

Potential Payments Upon Termination or Change-in-Control

The tables below reflect the amount of compensation payable to each of the current Named Executive Officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each current Named Executive Officer upon voluntary termination; retirement; involuntary not-for-cause termination; involuntary for cause termination; termination following a change-in-control; retention following a change-in-control; and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2021. The amounts shown thus include amounts earned through such times and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he may be entitled to receive amounts earned during his term of employment.

In the event that Mr. Kanders’ employment is terminated by the Company without “cause” (as such term is defined in the Kanders Employment Agreement) or by Mr. Kanders for certain reasons set forth in the Kanders Employment Agreement, Mr. Kanders will be entitled to receive, among other things, an amount equal to five times his annual base salary in one lump sum payment, and in each case, any unvested stock options held by Mr. Kanders shall immediately vest and become exercisable and all unvested restricted stock awards held by Mr. Kanders shall immediately vest.

In the event that Mr. Walbrecht’s or Mr. Kuehne’s respective employment is terminated by the Company without “cause” (as defined in the Walbrecht Employment Agreement or the Kuehne Employment Agreement), the applicable executive will, subject to the provisions of his employment agreement, generally be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by the applicable executive during such one-year period, in each case payable in accordance with the Company’s normal payroll practices. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

Payments Made Upon Retirement

In the event of the retirement of a Named Executive Officer, no additional benefits are paid.

Payments Made Upon Permanent Disability or Death

In the event of Mr. Kanders’ death, his designees would be entitled to $200,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees. Additionally, in the event of his termination due to permanent disability or death, the Kanders Employment Agreement provides that all unvested stock options held by Mr. Kanders will immediately vest and become exercisable.

In the event of Mr. Walbrecht’s or Mr. Kuehne’s respective death, their respective beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. Additionally, in the event of his termination due to permanent disability or death, their respective employment agreements provide that all unvested stock options and unvested restricted stock held by the applicable executive will immediately vest and become exercisable, as applicable.

Payments Made Upon a Change-in-Control

Pursuant to the terms of the Kanders Employment Agreement, in the event that Mr. Kanders’ employment is terminated by Mr. Kanders upon a change-in-control, Mr. Kanders will be entitled to receive, among other things, an amount equal to five times his annual base salary in one lump sum payment, and any unvested stock options held by Mr. Kanders shall immediately vest and become exercisable and all unvested restricted stock awards held by Mr. Kanders shall immediately vest.

Pursuant to the terms of the Kanders Employment Agreement, a change-in-control is deemed to occur in the event that:

•	the members of the Board of Directors as of June 1, 2017 cease to constitute a majority of the Board of Directors provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board of Directors shall be considered as though such individual was a member of the Board of Directors as of such date;

•	the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited; or (iii) any party, other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company; or

•	any party, other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company.

Pursuant to the terms of the Walbrecht Employment Agreement or the Kuehne Employment Agreement, upon the termination of employment by the applicable executive due to the occurrence of a change in control, such terminated executive will receive one year of annual salary in one lump sum, COBRA premium payments for one year, and all granted but unvested stock options held by the applicable executive will automatically vest and become exercisable and all unvested shares of restricted stock held by the applicable executive will automatically vest.

Pursuant to the Walbrecht Employment Agreement or the Kuehne Employment Agreement, a change-in-control is deemed to occur in the event that:

•	the members of the Board of Directors as of the applicable effective date of such executive’s employment agreement cease to constitute a majority of the Board of Directors provided, however, that any individual becoming a director subsequent to the applicable effective date of such executive’s employment agreement, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual was a member of the Board as of the applicable effective date of such executive’s employment agreement;

•	the Company shall have been sold by either (i) a sale of all or substantially all its assets; (ii) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity or (iii) a tender offer, whether solicited or unsolicited; or

•	any party, other than the Company, is or becomes the “beneficial owner” (as defined in the Exchange Act), directly or indirectly, of voting securities representing 50% or more of the total voting power of the Company.

Warren B. Kanders

The following table shows the potential payments upon termination, permanent disability or death of Warren B. Kanders, the Company’s Executive Chairman, as well as a change-in-control of the Company, which includes payments payable pursuant to the terms of the Kanders Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/21 ($)	For Cause Termination on 12/31/21 ($)	Without Cause Termination on 12/31/21 ($)		Change-in-Control and Termination on 12/31/21 ($)		Change-in- Control 12/31/21 ($)	Disability on 12/31/21 ($)		Death on 12/31/21 ($)
Compensation

Cash Severance – Salary	-	-	2,125,000	(1)	2,125,000	(1)	-	-		-

Stock Options	-	-	5,092,451	(2)	5,092,451	(2)	-	5,092,451	(3)	5,092,451	(3)

Restricted Stock	-	-	23,562,000	(2)	23,562,000	(2)	-	-		-

Benefits & Perquisites

Life Insurance	-	-	-		-		-	-		2,200,000	(4)

Disability Income	-	-	-		-		-	-		-

Total	-	-	30,779,451		30,779,451		-	5,092,451		7,292,451

(1)	Mr. Kanders would be entitled to receive an amount equal to five times his annual base salary of $425,000 in one lump sum pursuant to the terms of the Kanders Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	The unvested portion of an aggregate of options to purchase 320,664 shares of common stock would vest and become nonforfeitable, and 850,000 unvested shares of restricted common stock awarded to Mr. Kanders would vest and become nonforfeitable. Valued using the December 31, 2021, market price of $27.72 per share.

(3)	The unvested portion of an aggregate of options to purchase 320,664 shares of common stock would vest and become nonforfeitable. Valued using the December 31, 2021, market price of $27.72 per share.
(4)	Upon Mr. Kanders’ death, his designees would be entitled to $200,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees. The Company also maintains term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees.

John C. Walbrecht

The following table shows the potential payments upon termination, permanent disability or death of John C. Walbrecht, the Company’s President, as well as a change-in-control of the Company, which includes payments payable pursuant to the terms of the Walbrecht Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/21 ($)	For Cause Termination on 12/31/21 ($)	Without Cause Termination on 12/31/21 ($)		Change-in-Control and Termination on 12/31/21 ($)		Change-in- Control 12/31/21 ($)	Disability on 12/31/21 ($)		Death on 12/31/21 ($)
Compensation

Cash Severance – Salary	-	-	500,000	(1)	500,000	(1)	-	-		-

Stock Options	-	-	7,120,000	(2)	7,120,000	(2)	-	7,120,000	(2)	7,120,000	(2)

Restricted Stock	-	-	4,158,000	(2)	4,158,000	(2)	-	4,158,000	(2)	4,158,000	(2)

Benefits & Perquisites

Insurance & Life Insurance	-	-	20,203	(3)	20,203	(3)	-	-		300,000	(4)

Disability Income	-	-	-		-		-	-		-

Total	-	-	11,798,203		11,798,203		-	11,278,000		11,578,000

(1)	Mr. Walbrecht would be entitled to receive one year of his annual base salary of $500,000 in one lump sum pursuant to the terms of the Walbrecht Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)

The unvested portion of an aggregate of options to purchase 500,000 shares of common stock would vest and become nonforfeitable, and 150,000 unvested shares of restricted common stock awarded to Mr. Walbrecht would vest and become nonforfeitable. Valued using the December 31, 2021, market price of $27.72 per share.

(3)

Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, be entitled to receive reimbursement of any COBRA premium payments made by Mr. Walbrecht during a one-year period, in each case payable in accordance with the Company’s normal payroll practices. Calculated assuming that maximum reimbursements are provided.

(4)	Upon Mr. Walbrecht’s death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Aaron J. Kuehne

The following table shows the potential payments upon termination, permanent disability or death of Aaron J. Kuehne, the Company’s Executive Vice President, Chief Operating Officer, Secretary and Treasurer, as well as a change-in-control of the Company, which includes payments payable pursuant to the terms of the Kuehne Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/21 ($)	For Cause Termination on 12/31/21 ($)	Without Cause Termination on 12/31/21 ($)		Change-in-Control and Termination on 12/31/21 ($)		Change-in- Control 12/31/21 ($)	Disability on 12/31/21 ($)		Death on 12/31/21 ($)
Compensation

Cash Severance – Salary	-	-	425,000	(1)	425,000	(1)	-	-		-

Stock Options	-	-	4,636,000	(2)	4,636,000	(2)	-	4,636,000	(2)	4,636,000	(2)

Restricted Stock	-	-	-		-		-	-		-

Benefits & Perquisites

Insurance & Life Insurance	-	-	19,025	(3)	19,025	(3)	-	-		300,000	(4)

Disability Income	-	-	-		-		-	-		-

Total	-	-	5,080,025		5,080,025		-	4,636,000		4,936,000

(1)	Mr. Kuehne would be entitled to receive one year of his annual base salary of $425,000 in one lump sum pursuant to the terms of the Kuehne Employment Agreement, which is discussed under the heading “Employment Agreements” in this Proxy Statement.

(2)	The unvested portion of an aggregate of options to purchase 300,000 shares of common stock would vest and become nonforfeitable. Valued using the December 31, 2021, market price of $27.72 per share.

(3)	Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive reimbursement of any COBRA premium payments made by Mr. Kuehne during a one-year period, in each case payable in accordance with the Company’s normal payroll practices. Calculated assuming that maximum reimbursements are provided.

(4)	Upon Mr. Kuehne’s death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Michael J. Yates

The following table shows the potential payments upon termination, permanent disability or death of Michael J. Yates, the Company’s Chief Financial Officer, as well as a change-in-control of the Company.

Executive Benefits and Payments Upon Separation	Voluntary Termination on 12/31/21 ($)	For Cause Termination on 12/31/21 ($)	Without Cause Termination on 12/31/21 ($)	Change-in-Control and Termination on 12/31/21 ($)	Change-in- Control 12/31/21 ($)	Disability on 12/31/21 ($)	Death on 12/31/21 ($)
Compensation

Cash Severance – Salary	-	-	-	-	-	-	-

Stock Options	-	-	-	-	-	-	-

Restricted Stock	-	-	-	-	-	-	-

Benefits & Perquisites

Insurance & Life Insurance	-	-	-	-	-	-	300,000	(1)

Disability Income	-	-	-	-	-	-	-

Total	-	-	-	-	-	-	-

(1)	Upon Mr. Yates’s death, his beneficiary would be entitled to receive $300,000 from a Company group term life policy that is maintained for the benefit of all of the Company’s employees.

Pay Ratio Disclosure

The 2021 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2021, other than our Executive Chairman, was $54,074. The 2021 annual total compensation of Mr. Kanders, our Executive Chairman, was $7,721,987, and the ratio of these amounts was 143 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using total taxable wages paid to our employees in fiscal 2021, annualizing the salaries paid to new employees that did not work the full fiscal year. After identifying such median compensated employee, we calculated annual total compensation for such employee using the same methodology we used for our Executive Chairman and other Named Executive Officers. Using this methodology, the annual total compensation in 2021 for our median employee was $54,074.

We determined our total workforce, excluding our Executive Chairman, to consist of 736 employees. During fiscal 2021 Clarus completed the acquisitions of each of Rhino-Rack Holdings Pty Ltd and MaxTrax Australia Pty Ltd, which employ 200 employees and 20 respectively, that, pursuant to SEC rules, will be included in our pay ratio for fiscal 2022, but were not included in this year’s calculation.

EMPLOYMENT AGREEMENTS

Warren B. Kanders

On June 1, 2017, the Company entered into the Kanders Employment Agreement with Mr. Warren B. Kanders, the Company’s current Executive Chairman of the Company’s Board of Directors, which provides for Mr. Kanders’ employment as Executive Chairman of the Board of Directors for a term expiring on June 1, 2022, subject to certain termination rights, during which time he will receive an annual base salary of $350,000. Mr. Kanders’ annual base salary will be subject to annual review by the Compensation Committee of the Board of Directors as well as further review in light of any redeployment of assets transaction that the Company may engage in during the term of the Kanders Employment Agreement. On November 13, 2020, Mr. Kanders’ annual base salary was increased to $425,000 effective as of January 1, 2021.

Under the terms of the Kanders Employment Agreement, the Company issued and granted to Mr. Kanders a restricted stock award of 500,000 restricted shares of common stock pursuant to the Company’s 2015 Stock Incentive Plan, of which (i) 250,000 vested after the closing share price of the Company’s common stock equaled or exceeded $10.00 per share for twenty consecutive trading days; and (ii) 250,000 vested after the closing share price of the Company’s common stock equaled or exceeded $12.00 per share for twenty consecutive trading days.

In addition, Mr. Kanders is entitled, at the sole and absolute discretion of the Compensation Committee, to receive performance bonuses, which may be based upon a variety of factors. Mr. Kanders will also be entitled, at the sole and absolute discretion of the Compensation Committee, to participate in other bonus plans of the Company. The Company will maintain term life insurance on Mr. Kanders in the amount of $2,000,000 for the benefit of his designees (the “Kanders Life Insurance”).

The Kanders Employment Agreement contains a non-competition covenant and non-interference (relating to the Company’s customers) and non-solicitation (relating to the Company’s employees) provisions effective during the term of Mr. Kanders’ employment and for a period of three years after termination of the Kanders Employment Agreement.

In the event that Mr. Kanders’ employment is terminated (i) by the Company without “cause” (as such term is defined in the Kanders Employment Agreement), (ii) by Mr. Kanders for certain reasons set forth in the Kanders Employment Agreement or (iii) by Mr. Kanders upon a “change in control” (as such term is defined in the Kanders Employment Agreement), Mr. Kanders will be entitled to receive, among other things, an amount equal to five times his annual base salary in one lump sum payment, and in each case, any unvested stock options held by Mr. Kanders shall immediately vest and become exercisable and all unvested restricted stock awards held by Mr. Kanders shall immediately vest.

In the event that Mr. Kanders fails to comply with any of his obligations under the Kanders Employment Agreement, including, without limitation, the non-competition covenant and the non-interference and non-solicitation provisions, Mr. Kanders will be required to repay such lump sum payment as of the date of such failure to comply and he will have no further rights in or to such lump sum payment. In the event that Mr. Kanders’ employment is terminated upon his death, Mr. Kanders’ designees will be entitled to receive the proceeds of the Kanders Life Insurance. The Kanders Employment Agreement may also be terminated by the Company for “cause.” In the event that Mr. Kanders’ employment is terminated by the Company for “cause,” all stock options, whether vested or unvested, and unvested restricted stock awards will terminate and be null and void.

All payments and benefits provided under the Kanders Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

John C. Walbrecht

On January 1, 2021, the Company and John Walbrecht entered into the Walbrecht Employment Agreement, which provides for Mr. Walbrecht’s employment as the Company’s President for a term expiring on January 1, 2024, subject to certain termination rights, and an annual base salary of $500,000, subject to annual review by the Company. The Walbrecht Employment Agreement became effective on January 1, 2021.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Walbrecht is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Walbrecht’s annual base salary. Mr. Walbrecht will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

Under the terms of the Walbrecht Employment Agreement, on January 1, 2021, the Company issued and granted to Mr. Walbrecht an option to purchase 400,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.15 per share (because the date of grant was not a trading day, the exercise price is equal to the closing price of the Company’s common stock on the immediately succeeding trading day, January 4, 2021), which will vest and become exercisable as follows: (i) 133,334 shares on January 1, 2022, (ii) 133,333 shares on January 1, 2023, and (iii) 133,333 shares on January 1, 2024.

The Walbrecht Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.

In the event that Mr. Walbrecht’s employment is terminated as a result of his death or disability, Mr. Walbrecht or his estate will, subject to the provisions of the Walbrecht Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock shall immediately vest. In the event that Mr. Walbrecht’s employment is terminated by the Company for “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Walbrecht is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Walbrecht’s employment is terminated by the Company without “cause” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Walbrecht executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Walbrecht’s employment is terminated by Mr. Walbrecht other than as a result of a “change in control” (as defined in the Walbrecht Employment Agreement), Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Walbrecht’s employment is terminated by either party within 30 days of a “change in control”, Mr. Walbrecht will, subject to the provisions of the Walbrecht Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Walbrecht during such one-year period; provided that Mr. Walbrecht executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Walbrecht to provide consulting services described in the Walbrecht Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Walbrecht will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Walbrecht Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Walbrecht fails to comply with any of his obligations under the Walbrecht Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Walbrecht will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Walbrecht Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Walbrecht Employment Agreement. All payments and benefits provided under the Walbrecht Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

Aaron J. Kuehne

On August 27, 2020, the Company and Aaron Kuehne entered into the Kuehne Employment Agreement, which provides for Mr. Kuehne’s employment as Chief Administrative Officer, Chief Financial Officer, Secretary and Treasurer of the Company for a term expiring on August 27, 2023, subject to certain termination rights, and an annual base salary of $350,000, subject to annual review by the Company. In March 2021, Mr. Kuehne was appointed to also serve as the Company’s Executive Vice President and ceased serving as the Company’s Chief Administrative Officer. The Kuehne Employment Agreement became effective on August 27, 2020. On November 13, 2020, Mr. Kuehne’s annual base salary was increased to $425,000 effective as of January 1, 2021.

In addition, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, Mr. Kuehne is entitled to receive annual performance bonuses, which may be based upon a variety of qualitative and quantitative factors, of up to 50% of Mr. Kuehne’s annual base salary. Mr. Kuehne will also be entitled, at the sole and absolute discretion of the Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors, to participate in other bonus plans of the Company.

Under the terms of the Kuehne Employment Agreement, on August 27, 2020, the Company issued and granted to Mr. Kuehne an option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s 2015 Stock Incentive Plan, having an exercise price of $15.00 per share, which will vest and become exercisable in equal installments of 100,000 shares of common stock on each of August 27, 2021, 2022 and 2023, respectively. Also under the terms of the Kuehne Employment Agreement, on August 27, 2020, the Company issued and granted to Mr. Kuehne a restricted stock award of 100,000 restricted shares pursuant to the Company’s 2015 Stock Incentive Plan, all of which will vest if, on or before August 27, 2023, the closing share price of the Company’s common stock shall have equaled or exceeded $15.00 per share for twenty consecutive trading days.

The Kuehne Employment Agreement also contains confidentiality obligations as well as a non-competition covenant and non-interference (relating to the Company’s customers), non-solicitation (relating to the Company’s employees) and non-disparagement provisions effective during the term of his employment and for a period of two years after the termination of his employment with the Company.

In the event that Mr. Kuehne’s employment is terminated as a result of his death or disability, Mr. Kuehne or his estate will, subject to the provisions of the Kuehne Employment Agreement, be generally entitled to receive his accrued base salary through the date of such termination and earned but unpaid annual incentive bonus prorated for the portion of the year in which such termination occurred and all granted but unvested stock options and all unvested restricted stock shall immediately vest. In the event that Mr. Kuehne’s employment is terminated by the Company for “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive his accrued base salary through the date of such termination. In addition, all stock options, whether vested or unvested, and granted but unvested restricted stock will be null and void, except that, in the event that Mr. Kuehne is terminated as a result of his failure to perform any reasonable directive of the Company’s Board of Directors, he will be entitled to retain any vested stock options.

In the event that Mr. Kuehne’s employment is terminated by the Company without “cause” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, be entitled to receive an amount equal to one year of his base salary and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period, in each case payable in accordance with the Company’s normal payroll practices, provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company. In addition, all granted but unvested stock options and all unvested restricted stock will immediately vest.

In the event that Mr. Kuehne’s employment is terminated by Mr. Kuehne other than as a result of a “change in control” (as defined in the Kuehne Employment Agreement), Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive his accrued base salary and benefits through the date of such termination. In addition, all granted but unvested stock options and all unvested restricted stock will be null and void.

In the event that Mr. Kuehne’s employment is terminated by either party within 30 days of a “change in control”, Mr. Kuehne will, subject to the provisions of the Kuehne Employment Agreement, generally be entitled to receive an amount equal to one year of his base salary payable in one lump sum within five business days after such termination and reimbursement of any COBRA premium payments made by Mr. Kuehne during such one-year period; provided that Mr. Kuehne executes a separation agreement and general release agreement that is satisfactory to the Company, and provided further that, in the event the Company or the acquiror requests Mr. Kuehne to provide consulting services described in the Kuehne Employment Agreement, then the lump sum payment of an amount equal to one year of his base salary shall be payable upon the expiration of such consulting period, and during such consulting period, Mr. Kuehne will be entitled to a consulting fee equal to what he would have otherwise been entitled to be paid under the Kuehne Employment Agreement during such period. In addition, all granted but unvested stock options and all unvested restricted stock shall immediately vest.

In the event that Mr. Kuehne fails to comply with any of his obligations under the Kuehne Employment Agreement, including, without limitation, the non-competition covenant and the non-interference, non-solicitation and non-disparagement provisions, Mr. Kuehne will be required to repay the one year of base salary paid to him pursuant to the Company termination without cause or change in control provisions of the Kuehne Employment Agreement as of the date of such failure to comply and he will have no further rights in or to such payments payable to him pursuant to the Kuehne Employment Agreement. All payments and benefits provided under the Kuehne Employment Agreement shall be subject to any compensation recovery or clawback policy as required under applicable law, rule or regulation or otherwise adopted by the Company from time to time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2021 fiscal year, none of the members of our Compensation Committee (i) served as an officer or employee of the Company or its subsidiaries; (ii) was formerly an officer of the Company or its subsidiaries; or (iii) entered into any transactions with the Company or its subsidiaries. During the 2021 fiscal year, none of our executive officers (i) served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) served as director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) served as member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the board of directors) of another entity, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the SEC’s rules, a related person is a director, officer, nominee for director, or five percent (5%) stockholder of the Company since the beginning of the last fiscal year and their respective affiliates or immediate family members. In addition, under the SEC’s rules, a related person transaction is a transaction or series of transactions in which the company is a participant and the amount involved exceeds $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock,

As part of the Company’s acquisition of Rhino-Rack on July 1, 2021, the Company paid a fee in the amount of $1,750,000 to Kanders & Company, Inc. (“Kanders & Company”) in consideration of the significant support received by the Company from the employees of Kanders & Company, including, without limitation: (i) assisting the Company with its due diligence investigation of Rhino-Rack; (ii) structuring and negotiating the terms of the Rhino-Rack acquisition; and (iii) assisting the Company’s management in making presentations to our Board of Directors in connection with its approval of the Rhino-Rack acquisition. Mr. Warren B. Kanders, the Company’s Executive Chairman of the Board of Directors is a member of the Board of Directors and sole stockholder of Kanders & Company.

Additionally, at closing of Amendment No. 3 to our credit agreement on July 1, 2021, the Company paid a fee in the amount of $250,000 to Kanders & Company in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting potential financing sources; (ii) evaluating proposals received from potential financing sources; (iii) advising the Company with respect to the form and structure of available financing arrangements; (iv) structuring and negotiating the credit agreement amendment; and (v) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the credit agreement amendment.

In connection with the closing of the Company’s public offering of common stock, on October 25, 2021, the Company paid a fee in the amount of $500,000 to Kanders & Company in consideration of the significant support received by the Company from employees of Kanders & Company, including, without limitation: (i) assisting the Company in identifying, screening and contacting investment banks or other potential partners for a public offering of the Company’s common stock; (ii) evaluating proposals received from such potential partners; (iii) advising the Company with respect to the form and structure for a public offering of the Company’s common stock; (iv) structuring and negotiating the offering; (v) assisting the Company’s management in preparing offering materials, marketing materials, and other related documents and (vi) assisting the Company’s management in making presentations to our board of directors in connection with its approval of the offering.

Mr. Kanders was not involved in the decision by our Board of Directors to engage Kanders & Company to provide any of the services described above. In determining to engage Kanders & Company to provide the services described above, the independent members of our Board of Directors considered Kanders & Company’s extensive investment, capital raising, acquisition and operating expertise as well as the extensive knowledge and familiarity the employees of Kanders & Company have with respect to the Company and the industry in which it operates. Mr. Kanders was involved in negotiating the fees described above solely on behalf of Kanders & Company and not on behalf of the Company.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing and approving all related person transactions. In addition, the Board of Directors has a general practice of requiring directors interested in a transaction not to participate in deliberations or to vote upon transactions in which they have an interest, and to be sure that transactions with directors, executive officers and major stockholders are on terms that align the interests of the parties to such agreements with the interests of the stockholders.

These practices are undertaken pursuant to written policies and procedures contained in: (i) the Charter of the Audit Committee of the Company’s Board of Directors, which vests the Audit Committee with the responsibility for the Company’s compliance with legal and regulatory requirements; (ii) the Company’s Amended and Restated Corporate Governance Guidelines, which vests in the Board and its committees the specific function of ensuring processes are in place for maintaining the integrity of compliance with law and ethics, and requiring that directors recuse themselves from any discussion or decision affecting their personal, business or professional interests; and (iii) the Company’s Code of Business Conduct and Ethics, which requires compliance with applicable laws and regulations, the avoidance of conflicts of interest, and prohibits the taking of corporate opportunities for personal benefit. In addition, as a Delaware corporation, we are subject to Section 144 of the DGCL, which provides, among other things, that related party transactions involving the Company and our directors or officers need to be approved by a majority of disinterested directors or a duly authorized committee of the Board comprised of disinterested directors after disclosure of the material facts relating to the interested transaction in question.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP audited the financial statements and related internal control over financial reporting of the Company as of and for the year ended December 31, 2021. The Board of Directors, upon recommendation of the Audit Committee, desires to continue the services of Deloitte & Touche LLP as of and for the current year ending December 31, 2022. Accordingly, the Board of Directors will recommend at the Meeting that the stockholders ratify the appointment by Board of Directors of the firm of Deloitte & Touche LLP to audit the financial statements and related internal control over financial reporting of the Company as of and for the current year ending December 31, 2022. Representatives of that firm are expected to be available at the Meeting, shall have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Although ratification by stockholders is not required by our Amended and Restated Bylaws, our Charter of the Audit Committee or applicable law, and is not a binding proposal, the Audit Committee has determined that requesting ratification by stockholders of its selection of Deloitte & Touche LLP as our independent registered public accounting firm is a matter of good corporate practice. In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees for professional services rendered for Clarus by Deloitte & Touche LLP for the fiscal years ended December 31, 2021 and 2020 were as follows:

	Fiscal 2021	Fiscal 2020
Audit Fees	$1,680,667	$999,657

Audit Related Fees	$185,423	$71,755

Tax Fees	$554,652	$21,461

All Other Fees	$-	$-

Total	$2,420,742	$1,092,873

Audit Fees. Deloitte & Touche LLP was engaged as our independent registered public accounting firm to audit our financial statements, to audit our internal control over financial reporting, for services provided in connection with registration statements, and for services provided in connection with statutory and regulatory filings or engagements.

Audit Related Fees. The amounts Deloitte & Touche LLP billed us for professional services rendered for audit related fees, including due diligence services.

Tax Fees. The amounts Deloitte & Touche LLP billed us for professional services rendered for compliance, tax advice or tax planning.

Auditor Independence. The Audit Committee has considered the non-audit services provided by Deloitte & Touche LLP determined that the provision of such services had no effect on Deloitte & Touche LLP’s independence from Clarus.

Audit Committee Pre-Approval Policy and Procedures.

The Audit Committee must review and pre-approve all audit and non-audit services provided by Deloitte & Touche LLP, our independent registered public accounting firm, and has adopted a Pre-Approval Policy. In conducting reviews of audit and non-audit services, the Audit Committee will determine whether the provision of such services would impair the auditor’s independence. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Any proposed services exceeding pre-approved fee ranges or limits must be specifically pre-approved by the Audit Committee.

Requests or applications to provide services that require pre-approval by the Audit Committee must be accompanied by a statement of the independent auditors as to whether, in the auditor’s view, the request or application is consistent with the SEC’s and the Public Company Accounting Oversight Board’s rules on auditor independence. Each pre-approval request or application must also be accompanied by documentation regarding the specific services to be provided.

Since the engagement of Deloitte & Touche LLP by the Company on June 11, 2018, the Audit Committee has not waived the pre-approval requirement for any services rendered by Deloitte & Touche LLP to Clarus. All of the services provided by Deloitte & Touche LLP to Clarus described above were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present any other matter for action at the Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matter properly comes before the Meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the Proxy Card.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and any persons who own more than 10% of our capital stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange) various reports as to ownership of such capital stock. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon reports and representations submitted by the directors, executive officers and holders of more than 10% of our capital stock, all Forms 3, 4 and 5 showing ownership of and changes of ownership in our capital stock during the 2021 fiscal year were timely filed with the SEC.

FORM 10-K

We will provide, without charge, to each stockholder as of the Record Date, upon our receipt of a written request of the stockholder, a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements and schedules, as filed with the SEC. Stockholders should direct the written request to Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124, Attention: Secretary.

HOW TO PARTICIPATE IN THE VIRTUAL-ONLY MEETING

Q. How may I participate in the virtual-only Meeting?

A. To participate in the virtual-only Meeting, go to https://web.lumiagm.com/222914121.

If you are a stockholder of record as of April 18, 2022, the record date for the Meeting, you should click on “I have a login,” enter the control number found on your Proxy Card you previously received, and enter the password clar2022 (the password is case sensitive).

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual-only Meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of the Company’s common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718-765-8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Requests for registration must be labeled as “Legal Proxy” and be received by American Stock Transfer & Trust Company, LLC no later than 5:00 p.m. Eastern time on May 23, 2022.

Q. May I revoke a previously submitted proxy or otherwise change my vote at the virtual-only Meeting?

A. Yes. You may change or revoke your vote by writing to us, by submitting another properly signed Proxy Card with a more recent date, or by voting again by Internet voting options described below. If your shares are held in “street name” through a bank, broker or other nominee, any changes need to be made through them. Your last vote will be the vote that is counted. Unless revoked, a proxy will be voted at the virtual-only Meeting in accordance with the stockholder’s indicated instructions. In the absence of instructions, proxies will be voted FOR the election of each nominee for director named in this Proxy Statement (Proposal 1); and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2).

Q. How do I vote at the virtual-only Meeting?

A. If you are a stockholder of record as of April 18, 2022, the record date for the annual meeting, you may vote during the virtual-only Meeting by (a) visiting https://web.lumiagm.com/222914121 and following the on screen instructions (have your Proxy Card available when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope.

If your shares are held in “street name” through a bank, broker or other nominee, in order to vote during the Meeting you must first obtain a “legal proxy” from your bank, broker or other nominee and register with American Stock Transfer & Trust Company, LLC as described above in order for you to participate in the virtual-only Meeting. You then may vote by following the instructions provided to you by American Stock Transfer & Trust Company.

Whether or not you expect to participate in the virtual-only Meeting, the Board of Directors urges stockholders to submit a proxy to vote your shares in advance of the meeting by (a) visiting https://web.lumiagm.com/222914121 and following the on screen instructions (have your proxy card when you access the webpage), or (b) submitting your Proxy Card by mail by using the previously provided self-addressed, stamped envelope. Submitting a proxy will not prevent you from revoking a previously submitted proxy or changing your vote as described above, but it will help to secure a quorum and avoid added solicitation costs.

Following the virtual-only Meeting, stockholders participating in the virtual-only Meeting will have the opportunity to submit questions to the Company’s management.

Q. Who can help answer any other questions I might have?

A. If you have any questions concerning the virtual-only Meeting (including accessing the Meeting by virtual means) or would like additional copies of the Proxy Statement or need help voting your shares of Clarus common stock, please contact our transfer agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Phone number: 1-800-937-5449

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Under the rules of the SEC, if a stockholder wants us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2023 Annual Meeting, the proposal must be received by us at our principal executive offices by December 27, 2022 (or, if the 2023 Annual Meeting is called for a date not within 30 calendar days before or after June 1, 2023, within a reasonable time before we begin to print and mail our proxy materials for the meeting). The proposal should be sent to the attention of: Secretary, Clarus Corporation, 2084 East 3900 South, Salt Lake City, UT 84124 and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the SEC, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the rules and regulations of the SEC and must include the information necessary for the Board of Directors to determine whether the candidate qualifies as independent.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2023 Annual Meeting of Stockholders (a) not less than sixty (60) days nor more than ninety (90) days prior to June 2, 2023, if our 2023 Annual Meeting of Stockholders is held within thirty (30) days before or after June 2, 2023; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, in the event our 2022 Annual Meeting of Stockholders is not held within thirty (30) days before or after June 2, 2023. In the event we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

If we do not receive notice within the prescribed dates, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

In addition, nominations or proposals not made in accordance herewith may be disregarded by the chairman of the meeting in his discretion, and upon his instructions all votes cast for each such nominee or for such proposals may be disregarded.

FOR THE BOARD OF DIRECTORS

Aaron J. Kuehne
Secretary

ANNUAL MEETING OF STOCKHOLDERS OF CLARUS CORPORATION June 1, 2022 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20630000000000000000 6 060122 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED; AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the six nominees named in the accompanying Proxy Statement to serve FOR AGAINST ABSTAIN on the Board of Directors until the next Annual Meeting of Stockholders and until 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s their successors are duly elected and qualified; independent registered public accounting firm for the year ending December NOMINEES: 31, 2022; and FOR ALL NOMINEES O Warren B. Kanders O Donald L. House 3. To transact such other business as may properly come before the Annual Meeting, including to WITHHOLD AUTHORITY O Nicholas Sokolow consider any procedural matters incident to the conduct of the Annual Meeting, such as the FOR ALL NOMINEES O Michael A. Henning postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the O Susan Ottmann matters presented at the Annual Meeting. FOR ALL EXCEPT O James E. Walker III (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 CLARUS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Warren B. Kanders and Nicholas Sokolow as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Clarus Corporation held of record by the undersigned on April 18, 2022, at the Annual Meeting of Stockholders to be held in a virtual-only meeting format via live webcast at https://web.lumiagm.com/222914121, on June 1, 2022, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof and hereby revokes all earlier proxies of the undersigned. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained on page 39 of Clarus Corporation’s Proxy Statement available at www.claruscorp.com. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" ALL NOMINEES LISTED, AND "FOR" PROPOSAL 2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED, AND "FOR" PROPOSAL 2. 1.1 (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING F STOCKHOLDERS F CLARUS CORPORATION June 1, 2022 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting COMPANY NUMBER live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/222914121, enter the password clar2022 (the password is case sensitive), and enter the control number found on this Proxy Card. ACCOUNT NUMBER GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.claruscorp.com Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. 20630000000000000000 6 060122 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED; AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect the six nominees named in the accompanying Proxy Statement to serve FOR AGAINST ABSTAIN on the Board of Directors until the next Annual Meeting of Stockholders and until 2. To ratify the appointment of Deloitte & Touche LLP as Clarus Corporation’s their successors are duly elected and qualified; independent registered public accounting firm for the year ending December NOMINEES: 31, 2022; and FOR ALL NOMINEES O Warren B. Kanders O Donald L. House 3. To transact such other business as may properly come before the Annual Meeting, including to WITHHOLD AUTHORITY O Nicholas Sokolow consider any procedural matters incident to the conduct of the Annual Meeting, such as the FOR ALL NOMINEES O Michael A. Henning postponement of the Annual Meeting in order to solicit additional proxies to vote in favor of the O Susan Ottmann matters presented at the Annual Meeting. FOR ALL EXCEPT O James E. Walker III (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.